UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material under § 240.14a-12

RUTHS HOSPITALITY GROUP, INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2018 annual meeting of stockholders of Ruth’s Hospitality Group, Inc. (the “Company” or “Ruth’s”) will be held at Ruth’s Chris Steak House, 610 North Orlando Avenue, Highway 17-92, Winter Park, Florida 32789, on Tuesday, May 15, 2018, beginning at 1:00 P.M. local time. At the meeting, the holders of the Company’s outstanding common stock will act on the following matters:

(1) the election of the six nominees as directors named in the attached proxy statement to serve terms expiring at the annual meeting of stockholders to be held in 2019 and until their successors have been elected and qualified;

(2) the consideration of an advisory and non-binding “say on pay” vote regarding our named executive officer compensation, as described in the “Compensation Discussion and Analysis,” executive compensation tables and accompanying narrative disclosure in this proxy statement;

(3) the approval of the Company’s 2018 Omnibus Incentive Plan;

(4) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2018; and

(5) the transaction of any other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 19, 2018, are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

Whether or not you expect to be present at the meeting, please vote your shares by following the instructions on the accompanying proxy card or voting instruction card. If your shares are held in the name of a bank, broker or other record holder, their voting procedures should be described on the voting form they send to you. Any person voting by proxy has the power to revoke it at any time prior to its exercise at the meeting in accordance with the procedures described in the accompanying proxy statement.

It is important that your shares are represented at the annual meeting, whether or not you plan to attend. To ensure your shares will be represented, we ask that you vote your shares via the Internet or by telephone, as instructed on the accompanying proxy card or voting instruction card. If you received the proxy card by mail, you may submit your vote by completing, signing, dating and returning the proxy card by mail. We encourage you to vote via the Internet or by telephone. These methods save us significant postage and processing charges. Please vote your shares as soon as possible. This is your annual meeting and your participation is important.

By order of the Board of Directors,

/s/ Alice G. Givens

Alice G. Givens
Corporate Secretary

March 30, 2018

1030 W. CANTON AVENUE, SUITE 100

WINTER PARK, FLORIDA 32789

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 15, 2018

PROXY STATEMENT

The Board of Directors of Ruth’s Hospitality Group, Inc. (the “Company” or “Ruth’s”) is soliciting proxies from its stockholders to be used at the annual meeting of stockholders to be held on Tuesday, May 15, 2018, beginning at 1:00 P.M., at Ruth’s Chris Steak House, 610 North Orlando Avenue, Highway 17-92, Winter Park, Florida 32789, and at any postponements or adjournments thereof. This proxy statement contains information related to the annual meeting. This proxy statement, accompanying form of proxy and the Company’s annual report are first being sent to stockholders on or about March 30, 2018.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2018 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

TUESDAY, MAY 15, 2018

This proxy statement and our 2017 Annual Report to Stockholders are available at www.proxyvote.com.

ABOUT THE ANNUAL MEETING

Why did I receive these materials?

Our Board of Directors is soliciting proxies for the 2018 annual meeting of stockholders. You are receiving a proxy statement because you owned shares of our common stock on March 19, 2018 and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board and Board committees, the compensation of directors and executive officers and other information that the SEC requires us to provide annually to our stockholders.

If I previously signed up to receive stockholder materials, including proxy statements and annual reports, by mail and wish to access these materials via the Internet or via electronic delivery in the future, what should I do?

If you have previously signed up to receive stockholder materials, including proxy statements and annual reports, by mail, you may choose to receive these materials by accessing the Internet or via electronic delivery in the future, which can help us achieve a substantial reduction in our printing and mailing costs. If you choose to receive your proxy materials by accessing the Internet, then before next year’s annual meeting, you will receive a Notice of Internet Availability of Proxy Materials when the proxy materials and annual report are available over the Internet. If you choose instead to receive your proxy materials via electronic delivery, you will receive an email containing the proxy materials.

If your shares are registered in your own name (instead of through a broker or other nominee), sign up to receive proxy materials in the future by accessing the Internet or via electronic delivery by visiting the following website: www.proxyvote.com.

Your election to receive your proxy materials by accessing the Internet or by electronic delivery will remain in effect for all future stockholder meetings unless you revoke it before the meeting by following the instructions on the enclosed proxy card or by calling or sending a written request addressed to:

Ruth’s Hospitality Group, Inc.

Attn: Alice G. Givens

1030 W. Canton Avenue, Suite 100

Winter Park, Florida 32789

(407) 333-7440

If you hold your shares in an account at a brokerage firm or bank participating in a “street name” program, you can sign up for electronic delivery of proxy materials in the future by contacting your broker or following the instructions on the enclosed form.

How can I obtain paper copies of the proxy materials, 10-K and other financial information?

Stockholders can access the 2018 proxy statement, Form 10-K and our other filings with the SEC as well as our corporate governance and other related information on the Investor Relations page of our website at www.rhgi.com.

If you elected to receive our stockholder materials via the Internet or via electronic delivery, you may request paper copies by written request addressed to:

Ruth’s Hospitality Group, Inc.

Attn: Alice G. Givens

1030 W. Canton Avenue, Suite 100

Winter Park, Florida 32789

(407) 333-7440

We will also furnish any exhibit to the Form 10-K if specifically requested.

Who is entitled to vote at the meeting?

Holders of common stock, as of the close of business on the record date, March 19, 2018, will receive notice of, and be eligible to vote at, the annual meeting and at any adjournment or postponement of the annual meeting. At the close of business on the record date, we had outstanding and entitled to vote 30,939,408 shares of common stock.

How many votes do I have?

Each outstanding share of our common stock you owned as of the record date will be entitled to one vote for each matter considered at the meeting. There is no cumulative voting.

Who can attend the meeting?

Only persons with evidence of stock ownership as of the record date or who are invited guests of the Company may attend and be admitted to the annual meeting of the stockholders. Stockholders with evidence of stock ownership as of the record date may be accompanied by one guest. Photo identification will be required (a valid driver’s license, state identification or passport). If a stockholder’s shares are registered in the name of a broker, trust, bank or other nominee, the stockholder must bring a proxy or a letter from that broker, trust, bank or other nominee or a recent brokerage account statement that confirms that the stockholder was a beneficial owner of shares of stock of the Company as of the record date. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 12:00 noon, and seating will begin at 12:30 P.M. For directions to the meeting, please call Brittany deFeo at (407) 829-3469.

Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting.

Proxies received but marked as abstentions and broker non-votes, if any, will be included in the calculation of the number of votes considered to be present at the meeting for the purposes of a quorum, provided, with regard to broker non-votes, that at least one matter to be voted upon is considered routine such that discretionary authority is available for that matter.

How do I vote?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted. You can vote by proxy by any of the following methods.

Voting by Telephone or Through the Internet. If you are a registered stockholder (that is, if you own shares in your own name and not through a broker, bank or other nominee that holds shares for your account in a “street name” capacity), you may vote by proxy by using either the telephone or Internet methods of voting. Proxies submitted by telephone or through the Internet must be received by May 14, 2018. Please see the proxy card for instructions on how to access the telephone and Internet voting systems.

Voting by Proxy Card. Each stockholder electing to receive stockholder materials by mail may vote by proxy by using the accompanying proxy card. When you return a proxy card that is properly signed and completed, the shares represented by your proxy will be voted as you specify on the proxy card.

If you hold your shares in “street name,” you must either direct the bank, broker or other record holder of your shares as to how to vote your shares, or obtain a proxy from the bank, broker or other record holder to vote at the meeting. Please refer to the voter instruction cards used by your bank, broker or other record holder for specific instructions on methods of voting, including by telephone or using the Internet.

Our Board of Directors has designated Michael P. O’Donnell and Arne G. Haak, and each or any of them, as proxies to vote the shares of common stock solicited on its behalf.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then your shares will be voted in accordance with the Board’s recommendations for each proposal. Our Board and management do not intend to present any matters at this time at the annual meeting other than those outlined in the notice of the annual meeting. Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals designated as proxies discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.

Can I change my vote?

Yes. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing a notice of revocation with the secretary of the Company, mailing a proxy bearing a later date, submitting your proxy again by telephone or over the Internet or by attending the annual meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board of Directors and will pay all expenses associated with this solicitation. We have retained Saratoga Proxy Consulting LLC to assist in the solicitation of proxies at an estimated cost of $6,500 plus expenses. In addition to mailing these proxy materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies through further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our stock and to obtain proxies.

Will stockholders be asked to vote on any other matters?

To our knowledge, stockholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the individuals designated as proxies for stockholders will vote on those matters in the manner they consider appropriate.

What vote is required to approve each item?

Directors will be elected by a majority of the votes cast at the meeting, in person or by proxy, which means that a nominee for director will be elected to the Board of Directors if the votes cast “FOR” the nominee’s election exceed the votes cast “AGAINST” such nominee’s election. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of nominees. You may not cumulate your votes for the election of directors. If a director nominee fails to receive “FOR” votes representing at least a majority of votes cast and is an incumbent director, our amended and restated Certificate of Incorporation requires the director to promptly tender his or her resignation to our Board of Directors, subject to acceptance by our Board. The Nominating and Corporate Governance Committee of our Board will then recommend to our Board, and our Board will decide, whether to accept or reject the tendered resignation, or whether other action should be taken.

The approval of the advisory vote on our named executive officer compensation, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Approval requires the affirmative vote of the majority of the votes present, in person or by proxy, and entitled to vote at the meeting. Abstentions will have the same effect as a vote “AGAINST” this proposal, and broker non-votes will have no effect on the vote for this proposal. Although the vote is non-binding, the Board of Directors and the Compensation Committee will consider the voting results in connection with their ongoing evaluation of our compensation program.

The approval of the Company’s 2018 Omnibus Incentive Plan and ratification of the appointment of KPMG LLP to serve as the Company’s independent auditors for fiscal 2018 require the affirmative vote of the majority of the votes present, in person or by proxy, and entitled to vote at the meeting. Abstentions will have the same effect as a vote “AGAINST” these proposals, and broker non-votes will have no effect on the vote for these proposals.

How are votes counted?

In the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each of the nominees. Abstentions and broker non-votes are not counted as votes cast for purposes of the election of directors and, therefore, will have no effect on the outcome of the election. For the advisory resolution on our named executive officer compensation, approval of the 2018 Omnibus Incentive Plan and the ratification of the appointment of KPMG to serve as the Company’s independent auditors for fiscal 2018, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions are considered to be present and entitled to vote at the meeting and, therefore, will have the effect of a vote against the advisory resolution on our named executive officer compensation, approval of the 2018 Omnibus Incentive Plan and the appointment of KPMG LLP to serve as the Company’s independent auditors for fiscal 2018.

If you hold your shares in street name, the Company has supplied copies of its proxy materials for its 2018 annual meeting of stockholders to the broker, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. Your broker, bank or other nominee is permitted to vote your shares on the appointment of KPMG LLP as our independent auditor without receiving voting instructions from you. In contrast, the election of directors, approval of the 2018 Omnibus Incentive Plan and the advisory votes on our named executive officer compensation are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will have no effect on the outcome of the vote for directors or the advisory named executive officer votes.

What happens if a nominee for director declines or is unable to accept election?

If any nominee should become unavailable, which is not anticipated, the persons voting the accompanying proxy may vote for a substitute nominee designated by our Board or our Board may reduce the number of directors.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement, proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.

Where can I find the voting results of the annual meeting?

The Company intends to announce the preliminary voting results at the annual meeting and publish the final results in a Form 8-K within four business days following the annual meeting.

PRINCIPAL STOCKHOLDERS

The following table sets forth information known to the Company regarding beneficial ownership of the Company’s common stock, as of March 19, 2018, by each person known by the Company to own more than 5% of our common stock, each director and each of the executive officers identified in the Summary Compensation Table and by all of its directors and executive officers as a group (twelve persons). The table lists the number of shares and percentage of shares beneficially owned based on 30,939,408 shares of common stock outstanding as of March 19, 2018, which includes unvested restricted stock. Information in the table is derived from SEC filings made by such persons on Schedule 13G and/or under Section 16(a) of the Securities Exchange Act of 1934, as amended, and other information received by the Company. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class
Principal Stockholders:
BlackRock, Inc.(2)	4,077,671	13.18%
The Vanguard Group(3)	2,549,893	8.24%
Dimensional Fund Advisors LP(4)	1,724,674	5.57%

Directors, excluding Chief Executive Officer
Giannella Alvarez(5)	14,503	*
Mary L. Baglivo(6)	8,376	*
Carla R. Cooper(7)	36,937	*
Bannus B. Hudson(8)	78,513	*
Stephen M. King(9)	3,889	*
Robert S. Merritt(10)	68,894	*
Robin P. Selati(11)	18,015	*

Named Executive Officers
Arne G. Haak(12)	343,385	1.11%
Cheryl J. Henry(13)	360,930	1.17%
Susan L. Mirdamadi(14)	124,393	*
Michael P. O’Donnell(15)	1,129,132	3.65%
Kevin W. Toomy(16)	132,882	*
All directors and executive officers as a group (12 persons)	2,319,849	7.5%

*	Less than one percent
(1)	Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our stock shown as beneficially owned by them. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options and warrants held by that individual or entity that are either currently exercisable or exercisable within 60 days from March 19, 2018 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. The amounts also include unvested shares of restricted stock for certain executive officers and directors, as specified in the applicable footnotes. The business address of each of our named executive officers and directors is 1030 W. Canton Avenue, Suite 100, Winter Park, Florida 32789.
(2)	The information provided in the table and the information below reflects information reported on Schedule 13G/A dated January 18, 2018 filed by BlackRock, Inc., which has sole voting over 4,010,644 shares and sole dispositive power over 4,077,671 shares. The following affiliates of BlackRock, Inc. are included in the filing: BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co Ltd, BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A. and BlackRock Investment Management (Australia) Limited. The business address for the entities is 55 East 52nd Street, New York, New York 10055.
(3)	The information provided in the table and the information below reflects information reported by the stockholder on Schedule 13G/A dated February 7, 2018 filed by The Vanguard Group, which has sole voting power over 56,761 shares, shared voting power over 8,800 shares, sole dispositive power over 2,486,232 shares and shared dispositive power over 63,661 shares. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 54,861 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 10,700 shares as a result of its serving as investment manager of Australian investment offerings. The business address for the entities is 100 Vanguard Blvd., Malvern, PA 19355.

(4)	The information provided in the table and the information below reflects information reported by the stockholder on Schedule 13G dated February 9, 2018 filed by Dimensional Fund Advisors LP, which has sole voting power over 1,704,354 shares and sole dispositive power over 1,724,674 shares. According to this filing, Dimensional Fund Advisors LP furnishes investment advice to four investment companies and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (collectively, the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Funds Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the shares reported, and may be deemed to be the beneficial owner of the shares held by the Funds. All of these securities are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. The business address for the entities is Building One, 6300 Bee Cave Road, Austin, TX 78746.
(5)	Includes 1,829 shares of restricted stock that will vest on March 3, 2019; 3,423 shares of restricted stock that will vest pro rata on an annual basis through March 11, 2020; and 3,889 shares of restricted stock that will vest pro rata on an annual basis through March 13, 2021.
(6)	Includes 4,487 shares of restricted stock that will vest pro rata on an annual basis through May 25, 2020; and 3,889 shares of restricted stock that will vest pro rata on an annual basis through March 13, 2021.
(7)	Includes 1,829 shares of restricted stock that will vest on March 3, 2019; 3,423 shares of restricted stock that will vest pro rata on an annual basis through March 11, 2020; and 3,889 shares of restricted stock that will vest pro rata on an annual basis through March 13, 2021.
(8)	Includes 1,829 shares of restricted stock that will vest on March 3, 2019; and 3,423 shares of restricted stock that will vest pro rata on an annual basis through March 11, 2020.
(9)	Includes 3,889 shares of restricted stock that will vest pro rata on an annual basis through March 13, 2021.
(10)	Includes 1,829 shares of restricted stock that will vest on March 3, 2019; 3,423 shares of restricted stock that will vest pro rata on an annual basis through March 11, 2020; and 3,889 shares of restricted stock that will vest pro rata on an annual basis through March 13, 2021.
(11)	Includes 1,829 shares of restricted stock that will vest on March 3, 2019; 3,423 shares of restricted stock that will vest pro rata on an annual basis through March 11, 2020; and 3,889 shares of restricted stock that will vest pro rata on an annual basis through March 13, 2021.
(12)	Includes 150,000 shares of restricted stock that will vest pro rata on an annual basis over a four-year period beginning June 15, 2018; 3,560 shares of restricted stock that will vest on March 3, 2019; 12,743 shares of restricted stock that will vest on March 11, 2019; 6,667 shares of restricted stock that will vest pro rata on an annual basis through March 11, 2020; 7,576 shares of restricted stock that will vest pro rata on an annual basis through March 13, 2021; and 6,690 shares of restricted stock that will vest on March 13, 2020.
(13)	Includes 125,000 shares of restricted stock that will vest pro rata on an annual basis over a four-year period beginning June 15, 2018; 2,848 shares of restricted stock that will vest on March 3, 2019; 100,000 shares of restricted stock that will vest pro rata on an annual basis through July 26, 2019; 20,898 shares of restricted stock that will vest on March 11, 2019; 10,934 shares of restricted stock that will vest pro rata on an annual basis through March 11, 2020; 12,424 shares of restricted stock that will vest pro rata on an annual basis through March 13, 2021; and 10,972 shares of restricted stock that will vest on March 13, 2020.
(14)	Includes 50,000 shares of restricted stock that will vest pro rata on an annual basis over a four-year period beginning June 15, 2018; 1,511 shares of restricted stock that will vest on March 3, 2019; 5,403 shares of restricted stock that will vest on March 11, 2019; 2,827 shares of restricted stock that will vest pro rata on an annual basis through March 11, 2020; 15,000 shares of restricted stock that will vest pro rata on an annual basis over a four-year period beginning April 25, 2020; 6,061 shares of restricted stock that will vest pro rata on an annual basis through March 13, 2021; and 5,352 shares of restricted stock that will vest on March 13, 2020.
(15)	Includes 225,000 shares of restricted stock that will vest pro rata on an annual basis through June 30, 2020; 12,814 shares of restricted stock that will vest on March 3, 2019; 45,873 shares of restricted stock that will vest on March 11, 2019; 24,001 shares of restricted stock that will vest pro rata on an annual basis through March 11, 2020; 27,273 shares of restricted stock that will vest pro rata on an annual basis through March 13, 2021; and 24,084 shares of restricted stock that will vest on March 13, 2020.
(16)	Includes 33,332 shares of restricted stock that will vest on June 15, 2018; 2,386 shares of restricted stock that will vest on March 3, 2019; 8,538 shares of restricted stock that will vest on March 11, 2019; 4,467 shares of restricted stock that will vest pro rata on an annual basis through March 11, 2020; and 4,482 shares of restricted stock that will vest on March 13, 2020.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers, directors and greater than 10% stockholders file reports of ownership and changes of ownership of common stock with the SEC and the NASDAQ Global Select Market. Based on a review of the SEC-filed ownership reports during fiscal 2017, the Company believes that all Section 16(a) filing requirements were met during the fiscal year ended December 31, 2017.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

The Company’s amended and restated Certificate of Incorporation provides that the number of directors shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office. The number of authorized directors as of the date of this proxy statement is seven. Our Board currently is composed of seven directors, with each director serving until the next annual meeting or until his or her successor is elected. The six candidates nominated by our Board for election as directors at the 2018 annual meeting of stockholders are also identified below. Robert S. Merritt passed away unexpectedly just prior to the filing of this proxy statement. Bannus B. Hudson will retire from the Board immediately prior to the 2018 Annual Meeting and the size of the Board will be reduced to six. The Company appreciates the many years of service of Mr. Merritt and Mr. Hudson and extends our sincere condolences to Mr. Merritt’s family. Stephen M. King was appointed to the Board effective January 1, 2018 and is standing for election to the Board at the annual meeting upon the recommendation of the Nominating and Corporate Governance Committee. A third-party search firm assisted the Nominating and Corporate Governance Committee in identifying Mr. King as a director candidate.

All of the nominees have indicated to the Company that they will be available to serve as directors. If any nominee named herein for election as a director should, for any reason, become unavailable to serve prior to the annual meeting, our Board may, prior to the annual meeting, (i) reduce the size of our Board to eliminate the position for which that person was nominated, (ii) nominate a new candidate in place of such person or (iii) leave the position vacant to be filled at a later time. The information presented below for the nominees has been furnished to the Company by the nominees.

Director Nominees for Election by Our Stockholders

The following paragraphs provide biographies of each of the candidates nominated by our Board for election by our stockholders. These biographies contain information regarding the nominee’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications or skills that caused our Nominating and Corporate Governance Committee and our Board to determine that the person should serve as one of our directors.

Michael P. O’Donnell

Mr. O’Donnell, age 62, has served as Chairman of our Board since October 2010, as director and as our Chief Executive Officer since August 2008 and was also President from August 2008 – July 2016. Mr. O’Donnell has spent more than 25 years in the restaurant industry, having been most recently Chairman of the Board of Directors, President and Chief Executive Officer of Champps Entertainment, Inc. from March 2005 until the company was sold in 2007. Prior to that, Mr. O’Donnell served in several leadership positions in the restaurant industry, including President and Chief Executive Officer of New Business and President of Roy’s for Outback Steakhouse, Inc., President and Chief Operating Officer of Miller’s Ale House, Chairman, President and Chief Executive Officer of Ground Round Restaurants, Inc. and key operation positions with T.G.I. Friday’s and Pizza Hut. Mr. O’Donnell currently serves as a director with Logan’s Roadhouse and Hickory Tavern and as a member of the Rollins College Board of Trustees. During the previous five years, Mr. O’Donnell also served as a director of Sbarro, Inc. and Cosi, Inc. In addition to his leadership skills, Mr. O’Donnell has extensive experience with other restaurant companies and is very knowledgeable about the restaurant industry.

Robin P. Selati

Mr. Selati, age 52, has served as a member of our Board of Directors since September 1999, and served as Chairman of our Board of Directors from April 2005 to September 2006 and from April 2008 to October 2010. Mr. Selati is a Senior Advisor of Madison Dearborn Partners, LLC (“Madison Dearborn”). He joined the firm in 1993 and was a Managing Director through 2017. Before 1993, Mr. Selati was with Alex. Brown & Sons Incorporated. During the previous five years, Mr. Selati also served as a director for B.F. Bolthouse Holdco LLC, CDW Corporation (NASDAQ: CDW), Things Remembered, Inc., and The Yankee Candle Company, Inc. Mr. Selati is very knowledgeable about the capital markets, public company strategies and executive compensation.

Giannella Alvarez

Ms. Alvarez, age 58, has served as a member of our board of directors since February 2016. Ms. Alvarez is the Chief Executive Officer of Beanitos, Inc., a privately held snack food company based in Austin, Texas, and has served in that role since January 2018. Prior to that, she was the Chief Executive Officer of Harmless Harvest, Inc., a privately held organic food and beverage company based in San Francisco, California from 2015 until January 2018. She served from 2013 until February 2014 as Executive Vice President and General Manager responsible for the Pet Business Unit at Del Monte Corporation (NYSE: DLM). From 2011 to 2013, she served as Group President and Chief Executive Officer for Barilla Americas, where she was responsible for North, Central and South America’s operations of Barilla S.p.A., a global company headquartered in Parma, Italy. From 2006 to 2010, she held senior global management positions with The Coca-Cola Company (NYSE: KO). Prior to that, she held a number of increasingly senior positions in marketing and general management with Kimberly-Clark Corporation (NYSE: KMB) and Proctor & Gamble (NYSE: PG) in the United States and Latin America. Ms. Alvarez currently serves as a director of Domtar Corporation (NYSE: UFS). Ms. Alvarez has experience in marketing, customer relations, franchising, international operations and technology in the food industry and has executive leadership skills.

Mary L. Baglivo

Ms. Baglivo, age 60, is the Vice Chancellor of Marketing and Communications for Rutgers University since 2017. She was Vice President for Global Marketing and Chief Marketing Officer for Northwestern University from 2013 until 2017. Before that she was a partner with Brand Value Advisors, a strategic brand and digital marketing advisory firm, during 2013. She previously served as Chair and Chief Executive Officer, the Americas at Saatchi & Saatchi Worldwide from 2008 to 2013, and Chief Executive Officer, New York from 2004 to 2008. Prior to joining Saatchi & Saatchi, she was President of Arnold Worldwide from 2002 to 2004 and Chief Executive Officer of Panoramic Communications from 2001 until 2002. She currently serves on the boards of directors of PVH Corp (NYSE: PVH), Host Hotels & Resorts (NYSE: HST), and Verve Mobile. Ms. Baglivo has knowledge and experience in global marketing, advertising, consumer branding and strategic planning.

Carla R. Cooper

Ms. Cooper, age 67, has served as a member of our Board of Directors since December 2003. Ms. Cooper was President and Chief Executive Officer of Daymon Worldwide from 2009 until 2015. Ms. Cooper served as Senior Vice President of Quaker, Tropicana and Gatorade Sales for PepsiCo, Inc. (NYSE: PEP) from 2003 to 2009. From 2001 to 2003, Ms. Cooper served as President of Kellogg Company’s (NYSE: K) Natural and Frozen Foods Division. From 2000 to 2001, Ms. Cooper was Senior Vice President and General Manager of Foodservice for Kellogg Company. From 1988 to 2000, Ms. Cooper was employed in various positions with Coca-Cola USA, including as Vice President, Customer Marketing. Ms. Cooper has extensive experience in sales, marketing and franchising in the food industry and has insight into vendor relationships.

Stephen M. King

Mr. King, age 60, has served as a member of our Board of Directors since January 1, 2018. Mr. King has served as Chairman of the Board of Dave & Buster’s Entertainment, Inc. (NASDAQ: PLAY) since June 2017 and as its Chief Executive Officer since September 2006. From March 2006 until September 2006, Mr. King served as Senior Vice President and Chief Financial Officer of Dave & Buster’s. From1984 to 2006, he served in various capacities for Carlson Restaurants Worldwide Inc., a company that owns and operates casual dining restaurants worldwide, including Chief Financial Officer, Chief Administrative Officer, Chief Operating Officer and President and Chief Operating Officer of International. Mr. King has knowledge and experience as a chief executive of a publicly traded restaurant company as well as accounting and finance experience.

Our Board of Directors recommends a vote FOR the election of each of the six candidates nominated for director by our Board listed above.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, the compensation of the executive officers named in the Summary Compensation Table under “Executive Compensation” of this proxy statement, who we refer to as our “named executive officers.” While this vote, known as a say-on-pay vote, is non-binding, Ruth’s values the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions.

In considering the Company’s executive compensation programs, we urge you to carefully consider the information included in the “Executive Compensation” section of this proxy statement, including the “Compensation Discussion and Analysis,” which describes in detail our executive compensation programs and the decisions made by the Compensation Committee with respect to the fiscal year ended December 31, 2017.

Program Design and Philosophy

Our executive compensation programs are designed to attract, motivate, and retain our executive officers, each of whom is critical to our success. As we describe in the Compensation Discussion and Analysis in this proxy statement, our executive compensation programs embody a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. In particular, our executive compensation programs are designed to:

•	reinforce a results-oriented management culture with total executive compensation that varies according to performance;

•	focus executive officers on both annual and long-term business results with the goal of enhancing stockholder value;

•	align the interests of our executives and stockholders; and

•	provide executive compensation packages to attract, retain and motivate individuals of the highest qualifications, experience and ability.

The Board believes that the executive compensation as disclosed in the Compensation and Disclosure Analysis, the accompanying tables and other disclosures in this proxy statement is consistent with our pay-for-performance compensation philosophy and aligns with the pay practices of our peer group. Further, the Board believes that the Company’s commitment to linking compensation and the achievement of our near- and long-term business goals has helped drive our performance over time, without encouraging excessive risk-taking by management. Highlights from the results of our fiscal year ended December 31, 2017 include the following:

•	Total revenues up 7.5% to $414.8 million, compared to $385.9 million in 2016.

•	Comparable restaurant sales growth of 1%, marking our eighth consecutive year of comparable restaurant sales growth.

•	GAAP diluted earnings per share up 2.1% to $0.97, compared to $0.95 in 2016.

•	Opened four new restaurants in 2017 and secured two new restaurant openings for 2018.

•	Completed the acquisition of six restaurants in Hawaii from longtime franchise partner, Desert Island Restaurants.

•	Returned $35.3 million in capital to stockholders, through share repurchases of $23.9 million and dividends of $11.4 million.

For the reasons described above, as discussed more fully in the Compensation and Disclosure Analysis, the Board of Directors recommends that stockholders vote to approve the following non-binding advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

Effect of Proposal

As an advisory vote, this proposal is not binding; however, our Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Our Board of Directors recommends that stockholders vote to approve the compensation of our named executive officers by voting “FOR” Proposal No. 2.

PROPOSAL NO. 3

APPROVAL OF THE 2018 OMNIBUS INCENTIVE PLAN

Our Board of Directors has unanimously approved and recommends that our stockholders vote “FOR” the proposal to approve the Ruth’s Hospitality Group, Inc. 2018 Omnibus Incentive Plan, attached hereto as Annex A (the “2018 Plan”), pursuant to which employees, consultants, and directors of our company and its affiliates performing services for us, including our named executive officers, will be eligible to receive awards. The 2018 Plan will provide for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, other stock-based awards and other cash-based awards intended to align the interests of participants with those of our stockholders.

Reasons for Seeking Stockholder Approval

The Board believes that equity-based compensation is a critical part of the Company’s compensation program. Our Amended and Restated 2005 Long-Term Equity Incentive Plan (the “Prior Plan”) is set to expire on May 30, 2018, which is the reason we are seeking stockholder approval of a new plan. There are no awards or shares available for grant under any other incentive plans of the Company. Stockholder approval of the 2018 Plan would allow us to continue to attract and retain talented employees, consultants and directors with equity incentives. For information on how the 2018 Plan fits within the Company’s existing compensation program and the Company’s past and current grant practices, see the Executive Compensation section of this proxy statement.

We have reserved 2,500,000 shares of our common stock for issuance under the 2018 Plan (subject to adjustment in the event of stock splits and other similar adjustments). In addition, shares subject to awards granted under the Prior Plan prior to the 2018 annual meeting that are subsequently forfeited or cancelled or that otherwise terminate without shares being issued will be available for grant or issuance under the 2018 Plan (subject to adjustment in the event of stock splits and other similar adjustments). As of March 19, 2018, there are 1,161,883 awards outstanding under the Prior Plan and 1,703,110 shares of our common stock remain available for issuance thereunder. Assuming that the stockholders approve the 2018 Plan, no additional awards will be granted under the Prior Plan after the 2018 annual meeting of stockholders and the shares currently available for issuance under that plan will not be transferred to the 2018 Plan. Outstanding awards under the Prior Plan will remain in effect pursuant to their terms and will continue to be governed by the Prior Plan.

As of March 19, 2018, an aggregate of 1,149,693 shares of common stock were subject to outstanding restricted stock awards granted under the Prior Plan. As of March 19, 2018 there were 12,190 stock options outstanding under the Prior Plan with a weighted average exercise price of $3.45 and a weighted average remaining contractual life of 1.06 years. There are no awards or shares available for grant under any other incentive plans of the Company.

Our Board of Directors believes that approving the 2018 Plan is appropriate and in the best interests of stockholders given the highly competitive environment in which we recruit and retain employees, the burn rate of our peers and our historical rate of issuing equity awards. Our Board of Directors and management will carefully consider all proposed grants under the 2018 Plan.

In developing our share request for the 2018 Plan and analyzing the impact of utilizing equity on our stockholders, we considered our average three-year historical share utilization, our three-year burn rate, and the overhang related to our equity plan. Between fiscal year 2015 and fiscal year 2017, we issued 507,199 shares or 1.59% of the current outstanding shares of common stock. Burn rate provides a measure of the potential dilutive impact of our equity award program. During this same three-year period, our burn rate was 1.55% of weighted average basic common shares outstanding.

Overhang is another measure of potential dilution and is defined as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by: the sum of (a) the total number of shares underlying all equity awards outstanding, (b) the total number of shares available for future award grants and (c) the basic weighted average common shares outstanding for the most recently completed fiscal year. Our overhang at March 19, 2018 was 3.6%. After giving effect to the proposed adoption of the 2018 Plan, total overhang would have been 10.6% at March 19, 2018.

Material Terms of the 2018 Plan

The following summary of the material terms of the 2018 Plan is qualified in its entirety by the full text of the 2018 Plan, a copy of which is attached to this proxy statement as Annex A. You also may obtain a copy of the 2018 Plan, free of charge, by writing to the Company at:

Ruth’s Hospitality Group, Inc.

Attn: Alice G. Givens

1030 W. Canton Avenue, Suite 100

Winter Park, Florida 32789

(407) 333-7440

Eligibility

Employees, consultants and non-employee directors of us and our affiliates are eligible to receive awards under the 2018 Plan. Our Board of Directors determines who will receive awards, and the terms and conditions associated with such awards, subject to the terms of the 2018 Plan. We refer to persons who have received awards under the 2018 Plan as participants.

Awards

The 2018 Plan authorizes the award of stock options, stock appreciation rights, restricted stock, performance awards, other stock-based awards and other cash-based awards.

Stock Options

The 2018 Plan provides for the grant of stock options, which may be in the form of incentive stock options (as defined under Section 422 of the Internal Revenue Code of 1986, as amended (“ISOs”)), or non-qualified stock options. Under the Code, ISOs may only be granted to our employees. Non-qualified stock options may be granted to our employees, directors and consultants. The exercise price of each stock option must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of ISOs granted to participants owning stock possessing more than 10% of the combined voting power of our stock and the stock of our subsidiaries must be equal to at least 110% of the fair market value of our common stock on the date of grant. Options granted under the 2018 Plan may be exercisable at such times and subject to such terms and conditions as our Board of Directors determines. The maximum term of options granted under the 2018 Plan is 10 years (or five years in the case of ISOs granted to participants owning shares of our stock and the stock of our subsidiaries possessing more than 10% of the combined voting power of such stock).

Stock Appreciation Rights

Stock appreciation rights provide for a payment, or payments, in cash or shares of our common stock, to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price of the stock appreciation right. The exercise price must be at least equal to the fair market value of our common stock on the date the stock appreciation right is granted. Stock appreciation rights may be granted independently or in tandem with a stock option. The maximum term for stock appreciation rights granted under the 2018 Plan is 10 years.

Restricted Stock

Awards of restricted stock entitle participants to acquire shares of common stock, subject to our right to repurchase (or require forfeiture of) all or part of such shares from the participant in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. The price (if any) paid by a participant for a restricted stock award will be determined by our Board of Directors. Unless otherwise determined by the Board of Directors at the time of grant of a restricted stock award, vesting will cease on the date the participant no longer provides services to us, and unvested shares will be forfeited to or repurchased by us. The Board of Directors may condition the grant or vesting of shares of restricted stock on the achievement of performance conditions and/or the satisfaction of a time-based vesting schedule.

Performance Awards

A performance award is an award that becomes payable upon the attainment of specific performance goals. A performance award may become payable in cash or in shares of our common stock. Upon a participant’s termination, performance awards may vest or be forfeited in accordance with the terms established by our Board of Directors at grant.

Other Stock-Based Awards and Other Cash-Based Awards

Stock-based awards, such as restricted stock units and other awards denominated or payable in shares of our common stock, may be granted as additional compensation for services or performance. Similarly, our Board of Directors may grant other cash-based awards to participants in amounts and on terms and conditions determined by it in its discretion. Both other stock-based awards and other cash-based awards may be granted subject to vesting conditions or awarded without being subject to conditions or restrictions, subject to the minimum vesting provisions described below.

Administration

The 2018 Plan will be administered by our Board of Directors, or a duly authorized committee of our Board of Directors. Our Board of Directors has delegated the authority to administer the 2018 Plan to the compensation committee.    The Board of Directors (or a delegated committee) has the authority to construe and interpret the 2018 Plan, grant awards and make all other determinations necessary or advisable for the administration of the 2018 Plan.

Share Reserve

The 2018 Plan reserves 2,500,000 shares of our common stock for issuance under thereunder (subject to adjustment in the event of stock splits and other similar adjustments). In addition, shares subject to awards granted under our Amended and Restated 2005 Long-Term Equity Incentive Plan (the “Prior Plan”) prior to the 2018 annual meeting that are subsequently forfeited or cancelled or that otherwise terminate without shares being issued will be available for grant or issuance under the 2018 Plan (subject to adjustment in the event of stock splits and other similar adjustments). As of March 19, 2018, there are 1,161,883 awards outstanding under the Prior Plan and 1,703,110 shares of our common stock remain available for issuance thereunder. Assuming that the stockholders approve the 2018 Plan, no additional awards will be granted under the Prior Plan after the 2018 annual meeting of stockholders.

Substitute Awards granted under the 2018 Plan in connection with a merger or consolidation of an entity with us or the acquisition by us of property or stock of an entity will not count against the overall share limits and sub-limitations described below, except as required by reason of Section 422 and related provisions of the Code.

Shares issued under the 2018 Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

Share Counting Rules

The following share counting rules shall apply with respect to the shares of our common stock available for issuance under the 2018 Plan:

•	With respect to stock appreciation rights settled in common stock, only the number of shares of common stock delivered to a participant shall count against the aggregate and individual share limitations set forth in the 2018 Plan.

•	If any option, stock appreciation right or other stock-based award granted under the 2018 Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of common stock underlying such award shall again be available for the grant of awards under the 2018 Plan.

•	If any shares of restricted stock, performance awards or other stock-based awards denominated in shares of common stock are forfeited for any reason, the number of forfeited shares shall again be available for the grant of awards under the 2018 Plan.

•	If a stock appreciation right is granted in tandem with an option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under the 2018 Plan.

•	Any award under the 2018 Plan settled in cash shall not be counted against the shares of common stock available for issuance under the 2018 Plan.

•	The maximum number of shares available for issuance under the 2018 Plan may be granted in the form of incentive stock options

Limitations on Awards

•	The maximum number of shares of common stock subject to any award of options or stock appreciation rights which may be granted under the 2018 Plan during any fiscal year of the Company to any participant shall be 1,000,000 shares (subject to adjustment in the event of stock splits for similar adjustments).

•	The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any non-employee director during any single calendar year (excluding awards made at the election of the director in lieu of all or a portion of annual and committee cash retainers) shall not exceed $300,000.

Minimum Vesting Provisions

The 2018 Plan requires that all awards granted to all participants in the plan have a minimum vesting period of at least one year, provided that such limitation will not apply in the event of a termination on account of the death or disability of the participant and further, provided, that up to 5% of the maximum number of authorized shares available for issuance under the plan may be granted without regard to the minimum vesting provisions.

Amendment of Awards

Our Board of Directors may amend the terms of any one or more awards. However, the Board of Directors may not affect any amendment which would otherwise constitute an impairment of the participant’s rights under any award without the participant’s consent, unless such amendment is made to comply with any applicable law.

Limitation on Repricing

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or stock appreciation rights or cancel, convert, exchange, replace, re-grant, buyout, substitute or surrender outstanding options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights without stockholder approval.

Company Recoupment of Awards

A participant’s rights with respect to any award granted under the 2018 Plan shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a participant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

Transferability

Awards granted under the 2018 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution, or as determined by the Board of Directors. Any stock option awards are exercisable, during the lifetime of the participant, only by the participant to whom such award was granted.

Change in Control; Other Transactions

In the event of a change in control (as defined in the 2018 Plan), our Board of Directors may, in its discretion, provide for any or all of the following actions: (i) awards may be continued, assumed, or substituted with new rights, (ii) awards may be purchased for cash equal to the excess (if any) of the highest price per share of common stock paid in the change in control transaction over the aggregate exercise price of such awards, (iii) outstanding and unexercised stock options, stock appreciation rights, and other stock-based awards that provide for a participant-elected exercise may be terminated as of the date of the change in control (in which case holders of such awards would be given notice and the opportunity to exercise such awards before the change in control), or (iv) vesting of awards may be accelerated or award restrictions may lapse. All awards will be equitably adjusted in the case of stock splits, recapitalizations and similar transactions.

Term

The 2018 Plan terminates ten years from the date our Board approved the plan, unless it is terminated earlier by our Board.

United States Federal Income Tax Consequences of Awards

The following is a summary of the U.S. federal income tax consequences of awards granted under the 2018 Plan. This summary is based on U.S. federal income tax laws and regulations in effect on the date of this proxy statement and is not a complete description of the U.S. federal income tax laws applicable to awards granted under the 2018 Plan. This summary is not intended to be exhaustive and does not constitute legal or tax advice. This summary does not address municipal, state or foreign tax consequences of awards, or federal employment taxes.

Non-qualified Stock Options

The grant of a non-qualified stock option will not result in taxable income to the participant. The participant will recognize ordinary income at the time of exercise equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Incentive Stock Options

The grant of an ISO will not result in taxable income to the participant. The exercise of an ISO will not result in taxable income to the participant if at the time of exercise, the participant has been employed by the Company or its subsidiaries at all times beginning on the date the ISO was granted and ending not more than 90 days before the date of exercise. However, the exercise of an incentive stock option may subject the participant to the alternative minimum tax.

If the participant does not sell the shares acquired on exercise within two years from the date of grant and one year from the date of exercise, then any amount realized upon the sale of the shares in excess of the exercise price will be taxed as long-term capital gain. If the amount realized in the sale is less than the exercise price, then the participant will recognize a capital loss. If these holding requirements are not met, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

The grant of a stock appreciation right will not result in taxable income to the participant. The participant will recognize ordinary income at the time of exercise equal to the amount of cash received or the fair market value of the shares. Upon the sale of any stock received, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock appreciation right was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term

Restricted Stock and Performance Shares

Unless a participant makes an election to accelerate the recognition of income to the grant date (as described below), the grant of restricted stock or performance share awards will not result in taxable income to the participant. When the restrictions lapse, the participant will recognize ordinary income on the excess of the fair market value of the shares on the vesting date over the amount paid for the shares, if any. If the participant makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, within thirty days after the grant date, the participant will recognize ordinary income as of the grant date equal to the fair market value of the shares on the grant date over the amount paid, if any, and the Company will be entitled to a corresponding deduction. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units and Performance Stock Units

The grant of a restricted stock unit or performance stock unit will not result in taxable income to the participant. A participant is not permitted to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to a restricted stock unit or performance stock unit award. When such award vests or is settled, the participant will recognize ordinary income equal to the fair market value of the shares or the cash provided on vesting or settlement. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting or settlement date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Section 162(m) and the Company’s Deduction

Generally, whenever a participant recognizes ordinary income under the 2018 Plan, a corresponding deduction is available to the Company, provided the Company complies with certain reporting requirements. Any deduction will be subject to the limitations under Section 162(m) of the Code.

New Plan Benefits

No determination has yet been made as to the awards, if any, that any eligible individuals will be granted in the future and, therefore, the benefits to be awarded under the 2018 Plan are not determinable. For information on equity award grants made to our named executive officers in fiscal 2017, please see the Grants of Plan-Based Awards Fiscal Year 2017 table on page 37 of this proxy statement.

Equity Compensation Plan Information

The following table summarizes our securities authorized for issuance under the Prior Plan as of December 31, 2017:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,200,219	$16.51	1,807,849
Equity compensation plans not approved by security holders	—	—	—
Total	1,200,219	$16.51	1,807,849

Required Vote

Approval of this Proposal Number 3 requires a majority of the votes cast at the meeting/the affirmative vote of a majority of the Company’s outstanding shares present at the meeting in person or by proxy and entitled to vote on the matter.

Our Board of Directors recommends a vote FOR approval of the 2018 Omnibus Incentive Plan.

PROPOSAL NO. 4

RATIFICATION OF THE APPOINTMENT OF KPMG LLP

Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for fiscal year 2018 and has further directed that our Board submit the selection of KPMG LLP for ratification by the stockholders at the annual meeting. During fiscal year 2017, KPMG LLP served as our independent registered public accounting firm and also provided certain audit-related and tax services as described below. The stockholder vote is not binding on our Audit Committee. If the appointment of KPMG LLP is not ratified, our Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to the stockholders. Even if the appointment of KPMG LLP is ratified, our Audit Committee may, in its sole discretion, terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of the Company and our stockholders.

Representatives of KPMG LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Our Board recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2018.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Leadership Structure

Our Board does not have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. Our Board believes that it should have the flexibility to periodically determine the leadership structure that it believes is best for the Company. Our Board believes that its current leadership structure, with Mr. O’Donnell serving as both Chief Executive Officer and Chairman of the Board, is appropriate given Mr. O’Donnell’s past experience serving in these roles, the efficiencies of having the Chief Executive Officer also serve in the role of Chairman and our strong corporate governance structure.

Since the Company’s current Chairman also serves as Chief Executive Officer, our Board appointed Robin P. Selati as our Lead Director. The Chairman and Chief Executive Officer consults periodically with the Lead Director on Board matters and on issues facing the Company. In addition, the Lead Director serves as the principal liaison between the Chairman of the Board and the independent directors and presides at executive sessions of non-management directors at regularly scheduled Board meetings. Our Board believes that these executive sessions are beneficial to the Company because it provides a forum where the independent directors can discuss issues without management present.

Board Role in Risk Oversight

Our Board is actively involved in the oversight of risks that could affect the Company. This oversight is conducted primarily through committees of our Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. However, the full Board has retained responsibility for the general oversight of risks. Our Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company. With respect to cybersecurity, our Audit Committee receives regular updates regarding the Company’s efforts to prevent information security incidents, detect unusual activity, and to be prepared to respond appropriately should an incident occur. The full board also discusses cybersecurity periodically.

Risk Considerations in our Compensation Program

Our Board believes that our compensation policies and practices are reasonable and properly align our employees’ interests with those of our stockholders. Our Board believes that there are a number of factors that cause our compensation policies and practices to not have a material adverse effect on the Company. The fact that our executive officers and other employees have their incentive compensation tied to earnings, rather than revenues, encourages actions that improve the Company’s profitability over the short and long term. Furthermore, our tenure-based and performance-based restricted stock plan further aligns the interests of our executive officers and other employees with the long-term interests of our stockholders. In addition, our Compensation Committee reviews our compensation policies and practices to ensure that such policies and practices do not encourage our executive officers and other employees to take action that is likely to create a material adverse effect on the Company.

Code of Conduct and Business Ethics

The Company’s employees, officers and directors are required to abide by the Company’s Code of Conduct and Business Ethics (the “Code of Ethics”), which is intended to ensure that the Company’s business is conducted in a consistently legal and ethical manner. The Code of Ethics covers all areas of professional conduct, including, among other things, conflicts of interest, competition and fair dealing, corporate opportunities and the protection of confidential information, as well as strict compliance with all laws, regulations and rules. Any waiver or changes to the policies or procedures set forth in the Code of Ethics in the case of officers or directors may be granted only by our Board and will be disclosed on our website within four business days. The full text of the Code of Ethics is published on the Investor Relations section of our website at www.rhgi.com.

Number of Meetings of our Board of Directors

Our Board held six meetings during fiscal 2017. Directors are expected to attend Board meetings and committee meetings for which they serve, and to spend the time needed to meet as frequently as necessary to properly discharge their responsibilities. Each director attended at least 75% of the aggregate number of meetings of our Board and our Board committees on which he or she served during the period.

Attendance at Annual Meetings of the Stockholders

The Company has no policy requiring directors and director nominees to attend its annual meeting of stockholders; however, all directors and director nominees are encouraged to attend. Mr. O’Donnell, our Chairman and Chief Executive Officer, represented our Board at the 2017 annual meeting of stockholders.

Director Independence

The rules of the NASDAQ Global Select Market require that our Board be comprised of a majority of “independent directors” and that our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each be comprised solely of “independent directors,” as defined under applicable NASDAQ rules.

Our Board has determined that each of the director nominees standing for election, except Michael P. O’Donnell, our Chairman and Chief Executive Officer, has no relationship which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is an “independent director.” Our Board has also reached the same conclusion regarding Bannus B. Hudson and regarding Robert S. Merritt and Alan Vituli prior to their departures from the Board before the 2018 annual meeting of stockholders. In determining the independence of our directors, our Board has adopted independence standards that mirror the criteria specified by applicable laws and regulations of the SEC and NASDAQ.

Communications between Stockholders and our Board

Our Board and management team value the opinions and feedback of our stockholders, and we engage with stockholders throughout the year on a variety of issues, including our corporate governance practices. Stockholders may send communications to the Company’s directors as a group or individually by writing to those individuals or the group: c/o the Corporate Secretary, 1030 W. Canton Avenue, Suite 100, Winter Park, Florida 32789. The Corporate Secretary will review all correspondence received and will forward all correspondence that is relevant to the duties and responsibilities of our Board or the business of the Company to the intended director(s). Examples of inappropriate communications include business solicitations, advertising and communications that are frivolous in nature, communications that relate to routine business matters (such as product inquiries, complaints or suggestions) or communications that raise grievances which are personal to the person submitting them. Upon request, any director may review any communication that is not forwarded to the directors pursuant to this policy.

Committees of our Board of Directors

Our Board currently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition, duties and responsibilities of these committees are set forth below. Committee members hold office for a term of one year.

Audit Committee. Our Audit Committee was established in accordance with section 3(a)(58)(A) of the Exchange Act and is responsible for:

•	assisting our Board in monitoring the integrity of our financial statements and financial reporting process, our disclosure controls and procedures, our internal control over financial reporting, the systems of internal accounting and financial controls, the independent auditors’ qualifications and independence, the performance of the independent auditors and our internal audit function, our compliance with legal and regulatory requirements and our policies with respect to risk assessment and risk management;

•	selecting and overseeing the independent auditors;

•	reviewing and evaluating the qualifications, performance and independence of the independent auditors and the performance of the lead partner;

•	approving all audit and non-audit services provided by the independent auditors, including the overall scope of the audit;

•	discussing the annual audited financial and quarterly statements with management and the independent auditor, and other matters required to be communicated to our Audit Committee;

•	discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

•	discussing policies with respect to risk assessment and risk management in order to make recommendations to our Board;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the monitoring of these complaints through the ethics hotline and other established reporting channels;

•	reviewing related party transactions presented to our Audit Committee;

•	meeting separately, periodically, with management and the independent auditor;

•	reviewing annually the independent auditors’ report describing the auditing firm’s internal quality control procedures and any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm;

•	setting clear hiring policies for employees or former employees of the independent auditors;

•	handling such other matters that are specifically delegated to our Audit Committee by our Board of Directors from time to time; and

•	reporting regularly to the full Board of Directors.

Our Audit Committee consists of Ms. Alvarez and Mr. King, each of whom satisfies the current financial literacy requirements and independence requirements of the NASDAQ Global Select Market and the SEC, applicable to audit committee members. Our Board of Directors has determined that Mr. King qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K. Robert S. Merritt served on the Audit Committee and as Chair of the Audit Committee during fiscal year 2017 and met the independence, financial literacy and audit committee financial expert requirements, as well. Our Audit Committee held eight meetings in fiscal 2017. The charter of our Audit Committee is available on the Investor Relations section of our website at www.rhgi.com.

Compensation Committee. Our Compensation Committee is responsible for:

•	reviewing employee compensation principles and philosophies;

•	reviewing and approving the compensation of our directors, chief executive officer and other executive officers;

•	overseeing overall compensation and benefits programs and policies;

•	administering stock plans and other incentive compensation plans;

•	reviewing and approving employment contracts and other similar arrangements between us and our executive officers;

•	evaluating risks relating to employment policies and the Company’s compensation and benefits systems in order to make recommendations to our Board; and

•	handling such other matters that are specifically delegated to our Compensation Committee by our Board of Directors from time to time.

Our Compensation Committee currently consists of Mr. Selati, as Chairman, Ms. Cooper, Mr. Hudson and Ms. Baglivo, each of whom satisfies the independence requirements of the NASDAQ Global Select Market. Our Compensation Committee held three meetings in fiscal 2017. The charter of our Compensation Committee is available on the Investor Relations section of our website at www.rhgi.com.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee’s purpose is to assist our Board by identifying individuals qualified to become members of our Board of Directors consistent with the criteria set by our Board, and to develop our corporate governance principles. This Committee’s responsibilities include:

•	evaluating the composition, size and governance of our Board of Directors and its committees and making recommendations regarding future planning and the appointment of directors to our committees;

•	establishing a policy for considering stockholder nominees for election to our Board of Directors;

•	evaluating and recommending candidates for election to our Board of Directors;

•	evaluating and making recommendations to our Board of Directors regarding stockholder proposals;

•	overseeing our Board of Directors’ performance and self-evaluation process and developing continuing education programs for our directors; and

•	reviewing and monitoring compliance with our ethics policies.

Our Nominating and Corporate Governance Committee consists of Mr. Hudson, as Chairman, Ms. Cooper, Mr. Selati and Ms. Baglivo, each of whom satisfies the independence requirements of the NASDAQ Global Select Market. Our Nominating and Corporate Governance Committee held three meetings in fiscal 2017. The charter of our Nominating and Corporate Governance Committee is available on the Investor Relations section of our website at www.rhgi.com.

Our Board seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to our Board, the Company and its stockholders. Desired qualities to be considered include: high-level leadership experience in business or administrative activities and significant accomplishments; breadth of knowledge about issues affecting the Company; proven ability and willingness to contribute special competencies to Board activities; personal integrity; loyalty to the Company and concern for its success and welfare; willingness to apply sound and independent business judgment; no present conflicts of interest; availability for meetings and consultation on Company matters; willingness to assume broad fiduciary responsibility; and willingness to become a Company stockholder.

Our Nominating and Corporate Governance Committee considers all nominees for election as directors of the Company, including all nominees recommended by stockholders, in accordance with the mandate contained in its charter. The Company used a third-party search firm in 2017 to help identify, evaluate and conduct due diligence on potential director candidates. Mr. King was identified as part of this process. In evaluating candidates, the Committee reviews all candidates in the same manner, regardless of the source of the recommendation. The policy of our Nominating and Corporate Governance Committee is to consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described below.

Procedure for Stockholder Recommendations to our Nominating and Corporate Governance Committee for Potential Director Nominees

Stockholders may recommend director candidates for our 2019 annual meeting for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name, qualifications for Board membership, confirmation of the person’s willingness to serve and the information that would be required to be furnished if the stockholder was directly nominating such person for election to the Board (described below under “Procedure for Stockholder Nominations for Director”) and should be directed to the Corporate Secretary at the address of our principal executive offices set forth herein. The Nominating and Corporate Governance Committee recommends, and the Board selects, director candidates using the criteria and priorities established from time to time. The composition, skills and needs of the Board change over time and will be considered in establishing the desirable profile of candidates for any specific opening on the Board.

Procedure for Stockholder Nominations for Director

A stockholder wishing to nominate their own candidate for election to our Board at our 2019 annual meeting must deliver timely notice of such stockholder’s intent to make such nomination in writing to the Corporate Secretary at our principal executive offices. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices no less than 90 nor more than 120 days prior to the date of the first anniversary of the previous year’s annual meeting. In the event the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, notice must be so received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made.

To be in proper form, a stockholder’s notice must set forth:

(i)	as to each person whom the stockholder proposes to nominate for election as a director at such meeting,

•	the name, age, business address and residence of the person;

•	the principal occupation or employment of the person;

•	the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person; and

•	any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and

(ii)	as to the stockholder giving the notice,

•	the name and record address of such stockholder;

•	the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder;

•	a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in the notice; and

•	any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director, if elected.

The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Stockholder Nomination for Director.” In accordance with our bylaws, stockholder nominations which do not comply with the submission deadline are not required to be recognized by the presiding officer at the annual meeting. Timely nominations will be brought before the meeting but will not be part of the slate nominated by our Board of Directors and will not be included in our proxy materials.

Compensation Committee Interlocks and Insider Participation

During fiscal 2017, Mr. Selati (as Chairman), Ms. Cooper, Mr. Hudson and Ms. Baglivo served on our Compensation Committee. No member of our Compensation Committee had a relationship with us that requires disclosure under Item 404 of Regulation S-K.

During fiscal 2017, none of our executive officers served as a member of the Board of Directors or Compensation Committee, or other Committee serving an equivalent function, of any entity that has one or more executive officers who served as members of our Board of Directors or our Compensation Committee. None of the members of our Compensation Committee is an officer or employee of the Company, nor have they ever been an officer or employee of the Company.

Director Compensation

Summary of Non-Employee Director Annual Compensation

Under our Non-Employee Director Compensation Program, each of our non-employee directors receives, as applicable:

•	An annual fee of $55,000 for service on our Board and an annual fee of $15,000 for service as our Board’s lead outside director;

•	An annual fee of $7,500 for service on the Audit Committee and an annual fee of $15,000 for service as the Chairman of the Audit Committee;

•	An annual fee of $3,500 for service on our Governance Committee and an annual fee of $7,500 for service as the Chairman of our Governance Committee;

•	An annual fee of $4,500 for service on our Compensation Committee and an annual fee of $10,000 for service as the Chairman of our Compensation Committee; and

•	An annual restricted stock grant equal to that number of shares with a value on the date of grant of 1.75 times the annual base cash retainer for service on our Board, with such grants vesting annually in equal installments over a three-year period, subject to the recipient’s continued service as a director.

Directors who are also employees receive no compensation for serving as directors. Non-employee directors are not eligible to participate in the deferred compensation plan. Information regarding Mr. O’Donnell’s compensation is described below under “Executive Compensation.”

Non-Employee Director Compensation for Fiscal Year 2017

The following table summarizes the compensation paid to the non-employee directors of the Company in 2017:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total
Giannella Alvarez	$62,500	$96,244	$2,866	$161,610
Mary Baglivo	$31,500	$96,246	$808	$128,554
Carla R. Cooper	$63,000	$96,244	$3,828	$163,072
Bannus B. Hudson	$70,500	$96,244	$3,828	$170,572
Robert S. Merritt	$77,500	$96,244	$3,828	$177,572
Robin P. Selati	$91,750	$96,244	$3,828	$191,822
Alan Vituli (3)	$33,000	$0	$991	$33,991

(1)	The amounts in this column include the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, except that in accordance with SEC rules, the amounts do not reflect an estimate for forfeitures related to service-based vesting conditions.
(2)	All other compensation includes dividends earned on unvested shares of restricted stock.
(3)	Mr. Vituli retired from the board of directors following the Annual Meeting in 2017.

Additional Information With Respect to Director Equity Awards

The following table summarizes the outstanding equity awards held by our directors other than Michael P. O’Donnell as of the end of fiscal 2017:

	Option Awards				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that have not Vested (#)	Market Value of Shares of Stock that have not Vested ($)
Giannella Alvarez	—	—	—	—	8,788	$190,260
Mary Baglivo	—	—	—	—	4,487	$97,144
Carla R. Cooper	—	—	—	—	10,507	$227,477
Bannus B. Hudson	—	—	—	—	10,507	$227,477
Robert S. Merritt	—	—	—	—	10,507	$227,477
Robin P. Selati	—	—	—	—	10,507	$227,477

(1)	Represents restricted stock granted under the Amended and Restated 2005 Long-Term Equity Incentive Plan. Market value calculated based on the closing price of the last business day in the fiscal year ending on December 31, 2017 of $21.65. These shares of restricted stock vest annually in equal installments over a three-year period beginning on the date of grant.

Non-Employee Director Reimbursement Practice

We reimburse all directors for reasonable out-of-pocket expenses that they incur in connection with their service as directors.

Stock Ownership Guidelines for Non-Employee Directors; Anti-Hedging Policy

In July 2012, based on the recommendation of our Compensation Committee’s independent compensation consultant, Willis Towers Watson, our Compensation Committee approved stock ownership guidelines for our non-employee directors, based on the belief that stock ownership guidelines further align the interests of our non-employee directors with those of our stockholders. Pursuant to our non-employee director stock ownership guidelines, each non-employee director is generally expected to accumulate and hold shares of our common stock equal in value to two times his or her base annual retainer for service on our Board. For purposes of our non-employee director stock ownership guidelines, a director’s “annual retainer” excludes any retainer for serving as a member or as a chair of any Board committees and any meeting fees. Shares subject to stock options and unvested or unearned performance shares will not count toward the minimum ownership requirement. Restricted stock and restricted stock units (whether or not vested) will count toward the minimum ownership requirement. Non-employee directors have three years to achieve their targeted level. All non-employee directors satisfied our stock ownership guidelines as of the end of fiscal 2017.

Pursuant to our insider trading policy, our directors may not engage in any hedging or monetization transactions involving our securities.

EXECUTIVE OFFICERS

Certain information regarding our executive officers is provided below:

Name	Age	Position
Michael P. O’Donnell	62	Chairman of the Board and Chief Executive Officer
Arne G. Haak	50	Executive Vice President and Chief Financial Officer
Cheryl J. Henry	44	President and Chief Operating Officer of Ruth’s Hospitality Group, Inc.
Susan L. Mirdamadi	55	Senior Vice President and Chief Services Officer
Kevin W. Toomy	64	Former President and Chief Operating Officer of Ruth’s Chris Steak House

For information with respect to Michael P. O’Donnell, please see the information about the members of our Board of Directors on the preceding pages.

Mr. Haak has served as Executive Vice President and Chief Financial Officer since August 2011. From 1999 through 2011, Mr. Haak held a number of leadership positions with AirTran Airways (“AirTran”) (NYSE: AAI), which is now a wholly owned subsidiary of Southwest Airlines Co. (NYSE: LUV). From 2008 to 2011, Mr. Haak served as AirTran’s Senior Vice President of Finance and Chief Financial Officer. From 2005 to 2008, Mr. Haak served as AirTran’s Vice President of Finance and Treasurer. Mr. Haak has also held various positions with U.S. Airways, Inc. (NYSE: LCC) in pricing and revenue management.

Ms. Henry has served as President and Chief Operating Officer, Ruth’s Hospitality Group, Inc. since July 2016. Prior to that, Ms. Henry was Senior Vice President and Chief Branding Officer from August 2011 to July 2016. From June 2007 to August 2011, she served in various roles with the Company, including as Chief Business Development Officer. Prior to joining the Company, she was the Chief of Staff for the Mayor of Orlando. Ms. Henry has served on the Board of Trustees of the Culinary Institute of America since December 2017 and on the Board of Governors of the Center for Creative Leadership since June 2017.

Ms. Mirdamadi has served as our Senior Vice President, Chief Services Officer since June 2017. She joined Ruth’s Hospitality Group in June 2012 as Chief Information Officer. Prior to that she held various Operations and IT leadership positions at Denny’s Corporation (NASDAQ: DENN) from 2000 until 2012, including Vice President, Operations Services and Chief Information Officer.

Mr. Toomy served as President and Chief Operating Officer of Ruth’s Chris Steak House from March 2010 until September 2017 and remains employed with the Company in a non-executive officer capacity. Mr. Toomy served as the Company’s Senior Vice President and Chief Operating Officer of Ruth’s Chris Steak House from October 2008 until March 2010 and Vice President of Special Projects from September 2008 to October 2008. Before that, from August 2007 to September 2008, he served as an independent restaurant consultant. From October 2002 to August 2007, he served as Owner and President of Goldcoast Seafood Grill in South Florida. He started his career serving as a General Manager for Steak & Ale Corporation, and shortly thereafter, joined two former Steak & Ale executives to grow the now nationwide Houston’s restaurant brand. Mr. Toomy has also been a joint venture partner for the Roy’s and Outback Steakhouse brands.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis is designed to provide stockholders with an understanding of our compensation philosophy and objectives as well as the analysis that we performed in setting executive compensation. This discussion addresses the compensation program in place for fiscal year 2017 for our named executive officers, including our Chief Executive Officer, Chief Financial Officer and our other three named executive officers. For 2017, our named executive officers were:

•	Michael P. O’Donnell, our Chief Executive Officer;

•	Arne G. Haak, our Executive Vice President and Chief Financial Officer;

•	Cheryl J. Henry, our President & Chief Operating Officer of Ruth’s Hospitality Group, Inc.;

•	Susan L. Mirdamadi, our Senior Vice President and Chief Services Officer; and

•	Kevin W. Toomy, our Former President & Chief Operating Officer of Ruth’s Chris Steak House.

Executive Summary

Ruth’s Business and Strategy.

Ruth’s develops and operates fine dining restaurants under the trade name Ruth’s Chris Steak House. As of December 31, 2017, there were 155 Ruth’s Chris Steak House restaurants, making it one of the largest upscale steakhouse companies in the world. The Ruth’s Chris brand reflects its 53-year commitment to the core values instilled by its founder, Ruth Fertel, of caring for guests by delivering the highest quality food, beverages and genuine hospitality in a warm and inviting atmosphere.

The restaurant industry in which the Company competes is a mature segment, and the Company has a long operating history in upscale fine dining. The restaurant business is highly cyclical and results can be affected by consumer spending, commodity prices and real estate costs. The Company’s approach is to maintain a strategy focused on multi-year, long-term results.

The Company’s strategy is to deliver a total return to stockholders by maintaining a healthy core business, growing with a disciplined investment approach and returning excess capital to stockholders. The Company strives to maintain a healthy core business by growing sales through traffic, managing operating margins and leveraging infrastructure. The Company is committed to disciplined growth in markets with attractive sales attributes and solid financial returns. The Company believes that its franchisee program is a point of competitive differentiation and looks to grow its franchisee-owned restaurant locations as well. The Company also will consider acquiring franchisee-owned restaurants at terms that it believes are beneficial to both the Company and the franchisee. The Company returns excess capital to stockholders through share repurchases and dividends.

2017 Performance Highlights.

Our fiscal year end 2017 financial results reflect market conditions as well as factors specific to Ruth’s. There were many positive aspects to our performance that demonstrate the strength and consistency of our business, even though we did not achieve all of our objectives in 2017. Our results were affected by a significant increase in the cost of beef, deal-related expenses associated with the acquisition of our Hawaiian franchise restaurants, the impairment of assets at one restaurant location and a reduction in the value of the Company’s deferred tax assets. Despite these headwinds, we still achieved positive sales and revenue growth during a year when many other restaurant companies experienced declining sales.

•	Total revenues up 7.5% to $414.8 million, compared to $385.9 million in 2016.

•	Comparable restaurant sales growth of 1%, marking our eighth consecutive year of comparable restaurant sales growth.

•	Total operating income down 1.9% to $46.7 million, compared to $47.6 million in 2016, reflecting a $27.3 million increase in restaurant sales, which was offset by increased food and beverage costs, increased restaurant operating expenses, marketing and advertising, general and administrative costs, depreciation and amortization expenses, pre-opening costs, and a loss on impairment of one restaurant location.

•	Net income down 1.3% to $30.1 million, compared to $30.5 million in 2016.

•	GAAP diluted earnings per share up 2.1% to $0.97, compared to $0.95 in 2016.

•	Annual dividend up 28.6% to $0.36 per share, compared to $0.28 per share for 2016.

•	Opened four new restaurants in 2017 and secured two new restaurant openings for 2018.

•	Completed the acquisition of six restaurants in Hawaii from longtime franchise partner, Desert Island Restaurants.

•	Completed six restaurant remodels in 2017 designed to enhance the guest experience and expand our operating capabilities.

•	Returned capital to stockholders through share repurchases of $23.9 million and dividends of $11.4 million.

Key Executive Compensation Practices.

Key executive compensation practices are summarized below. We believe these practices promote alignment with the interests of our stockholders, and are consistent with market best practices.

What We Do

Beginning in 2012, grant annual restricted stock award based on equal parts performance (considering prior year actual performance) and retention/tenure.	Review and consider stockholder feedback in structuring executive compensation.

Retain an independent compensation consultant to advise the Compensation Committee.	Prudently exercise discretion to be responsive to the cyclical nature of our business and advance our goal of creating value for our stockholders.

Apply multi-year vesting requirements to all equity awards to facilitate retention and ensure performance alignment, generally these are 2-6 years post-grant.	Generally set our total compensation target opportunities at the median level for our market.

Prohibit hedging.	Maintain stock ownership guidelines of 2x salary for all NEOs, other than CEO, whose requirement is 3x salary. Ensure guidelines are achieved.

What We Don’t Do

No automatic, annual increase in executive salaries.	No option repricing without stockholders approval.

No exchange of underwater options for cash.	No gross-ups.

Snapshot of Compensation Elements.

The overall philosophy of our compensation programs is to create value for our stockholders by using all elements of executive compensation to reinforce a results-oriented management culture focusing on our level of earnings and performance as compared to our annual operating plan and industry competitors, the achievement of longer-term strategic goals and objectives and specific individual performance. Accordingly, our executive compensation program has been designed to achieve the following objectives:

•	focus executive officers on both annual and long-term business results with the goal of enhancing stockholder value;

•	align the interests of our executives and stockholders; and

•	provide executive compensation packages that attract, retain and motivate individuals of the highest qualifications, experience and ability.

The components of our 2017 compensation program included:

Short-Term Compensation		Long-Term Compensation	Total Indirect Compensation
Base Salary	Performance-Based Cash Bonuses	Long-Term Incentive Awards	Other Compensation and Benefits

Fixed cash component	Cash bonus based on personal and company performance (subject to meeting minimum adjusted EBITDA level) Metrics: personal goals and adjusted EBITDA	Annual restricted stock awards and long-term retention based restricted stock awards Metrics: tenure/retention requirements, adjusted EBITDA and adjusted EPS	Modest perquisites and employee benefits generally available to all team members including automobile allowances, medical benefit plans, life and accidental death and dismemberment insurance, long-term disability plans, 401(k) matching, non-qualified deferred compensation plan (employee contributions only), and additional benefits payable upon a change in control

Total direct compensation (cash compensation and equity compensation) mix for fiscal year 2017 was allocated as follows for our CEO and our other named executive officers:

Incentive Compensation Metrics.

To align compensation with our business strategy of creating value for our stockholders, we historically have used adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization, adjusted for store closures, a rent dispute and the impact of unbudgeted mid-year executive compensation changes) and adjusted EPS (earnings per diluted share, excluding the impact of store closures, a rent dispute, non-recurring tax items and the impact of unbudgeted mid-year executive compensation changes) as the metrics for our long-term incentive awards and adjusted EBITDA for our performance-based annual cash bonuses. We believe that adjusted EBITDA tends to provide a true measure of profitability by aligning incentives with stockholder value and that adjusted EPS tends to represent sustained value for stockholders. Some of the key drivers that affect adjusted EBITDA and adjusted EPS are as follows:

Adjusted EBITDA	Adjusted EPS
• Revenues • Restaurant Sales • Franchise Income • Other • Operating costs and expenses	• Revenues • Restaurant Sales • Franchise Income • Other • Operating costs and expenses • Interest, tax, depreciation and amortization expense

Provided that the minimum adjusted EBITDA and adjusted EPS levels are achieved, then we also evaluate individual contributions and accomplishments for determining incentive compensation. This may include (depending on the executive) same store sales, entrée count, traffic, development of additional operating units, addition of operating weeks, increase in check average, completion of acquisitions or transactions, settlement of litigation, risk management, brand protection initiatives and management of third-party vendor costs.

Compensation Objectives and Program Structure

The Compensation Committee of the Board of Directors oversees and directs our executive compensation philosophy, policies, plans and programs. Our Compensation Committee is responsible for determining the compensation elements and amounts paid to named executive officers.

Generally, the types of compensation and benefits provided to our named executive officers are similar to those provided to executive officers of other national restaurant companies. The overall philosophy is to create value for our stockholders by using all elements of executive compensation to reinforce a results-oriented management culture focusing on our level of earnings and performance as compared to our annual operating plan and industry competitors, the achievement of longer-term strategic goals and objectives and specific individual performance. Accordingly, our executive compensation program has been designed to achieve the following objectives:

•	reinforce a results-oriented management culture with total executive compensation that varies according to performance;

•	focus executive officers on both annual and long-term business results with the goal of enhancing stockholder value;

•	align the interests of our executives and stockholders; and

•	provide executive compensation packages that attract, retain and motivate individuals of the highest qualifications, experience and ability.

Our Compensation Committee sets the pay range and specific components of the total compensation package for each of our named executive officers. In establishing the compensation for the named executive officers, the Compensation Committee consults with their independent compensation consultant and also considers the recommendation of the Chief Executive Officer, with the exception of his own compensation, which is determined solely by the Compensation Committee with advice from its independent consultant. Any salary increase or other adjustment is approved by our Compensation Committee.

Our Compensation Committee considers Company performance, both operational and financial, to determine compensation. In connection with its compensation review, our Compensation Committee has historically engaged Willis Towers Watson to review and evaluate our compensation objectives and program structure relative to the marketplace. In fiscal 2015, the company engaged Willis Towers Watson to update the compensation review that had last been performed in 2012. For purposes of this review, Willis Towers Watson relied on both its own and other compensation databases, as well as its experience with restaurant sector and general industry companies with annual revenues similar to that of the Company, and research from the proxy statements of companies considered peers of the Company. Willis Towers Watson also developed marketplace base salary, target annual incentive opportunity, target total annual compensation, actual total annual compensation, long-term incentive award level, target total direct compensation, and actual total direct compensation rates at the 25th, 50th, and 75th percentiles, which were used as a reference to assist the Committee in designing and maintaining the Company’s compensation programs. Willis Towers Watson reviewed all methods of compensation and compared the Company’s levels and method of compensation to a Company-approved peer group.

In March 2018, the Compensation Committee engaged Willis Towers Watson to update the Company’s peer group given changes to the organization and the fact that certain of the historical peer companies were (or will be) no longer publicly traded. The Compensation Committee considers the peer group data when benchmarking executive compensation but also takes into consideration that the Company is an industry leader in fine dining. Although the Company’s revenues and market capitalization are in line with many peers, our margins, return on invested capital and sales growth differentiate us from most of our peers. The Compensation Committee exercises its independent judgement to account for differences between the Company and the peer group in terms of ownership structure, dining industry segment, size and complexity of operations, sourcing pool for executive talent and other differentiators.

The changes to the peer group for 2018 included removing seven organizations: Bravo Brio Restaurant Group, Inc., Buffalo Wild Wings, Inc., Cosi, Inc., Dunkin’ Brands Group, Inc., Famous Dave’s of America, Inc., Kona Grill, Inc. and Ruby Tuesday, Inc. In their place, and reflecting the marketplace for talent, the Compensation Committee added six organizations: Bloomin’ Brands, Inc., Bojangles’, Inc., Cracker Barrel Old Country Store, Inc., El Pollo Loco Holdings, Inc., Shake Shack Inc., and Zoe’s Kitchen, Inc. The updated peer group now includes:

• BJ’s Restaurants, Inc.	• Cracker Barrel Old Country Store, Inc.	• Fiesta Restaurant Group, Inc.

• Bloomin’ Brands, Inc.	• Dave & Buster’s Entertainment, Inc.	• Red Robin Gourmet Burgers Inc.

• Bojangles’, Inc.	• Del Frisco’s Restaurant Group, Inc.	• Shake Shack Inc.

• Brinker International, Inc.	• Denny’s Corporation	• Sonic Corp.

• Cheesecake Factory Incorporated	• El Pollo Loco Holdings, Inc.	• Texas Roadhouse Inc.
• Zoe’s Kitchen, Inc.

Willis Towers Watson continues to serve as an independent compensation consultant to our Compensation Committee. Our Compensation Committee has assessed the independence of Willis Towers Watson and has concluded that no conflict of interest has existed during Willis Towers Watson’s engagement that would prevent Willis Towers Watson from serving as an independent compensation consultant to our Compensation Committee. Our Compensation Committee considers the following factors in determining that its compensation consultant is independent: SEC rules regarding compensation consultant independence, including the amount of fees paid by us as a percentage of the consulting firm’s total revenue, conflict of interest policies of the consulting firm and business or personal relationships between the consulting firm and the members of our Compensation Committee or our executive officers.

Our Board of Directors and our Compensation Committee value the opinions of our stockholders and are committed to ongoing engagement with our stockholders on executive compensation practices. At the 2017 annual meeting, our stockholders approved the Company’s holding an advisory vote on executive compensation every year. At the 2017 annual meetings of stockholders, approximately 94% of the votes cast on the stockholder advisory vote on executive compensation were voted in favor of our executive compensation. Our Compensation Committee has considered strong stockholder support among the factors evaluated in approving compensation decisions with respect to 2017 and in maintaining the core structure of our executive compensation program. Proposal No. 2 of this proxy statement asks our stockholders to approve, on an advisory basis, the compensation of our named executive officers.

2017 Compensation Considerations

In approving compensation decisions with respect to 2017, our Compensation Committee considered a variety of factors, including the Company’s operational and financial performance. In this regard, highlights from fiscal 2017 include:

•	our total operating income decreased by 1.9% to $46.7 million, compared to $47.6 million in 2016;

•	our net income decreased by 1.3% to $30.1 million, compared to $30.5 million in 2016;

•	our GAAP diluted earnings per share increased 2.1% to $0.97, compared to $0.95 in 2016;

•	our annual dividend increased 28.6% to $0.36 per share, compared to $0.28 per share for 2016;

•	four new Company-owned Ruth’s Chris Steak House restaurants and two new franchisee-owned restaurants opened during 2017; and

•	we returned $35.3 million of capital to stockholders through share repurchases of $23.9 million and dividends of $11.4 million.

In addition, our stockholders returns have substantially outperformed the S&P 500, the S&P Small Cap 600 Index and the Dow Jones U.S. Restaurants & Bars Index over the last one-, three-, and five-year periods, as shown in the performance graph on page 20 of the Company’s Annual Report on Form 10-K, filed on March 16, 2018.

Elements of Compensation

Consistent with our compensation objectives described above, our executive compensation program is generally designed to be similar to the programs that are offered at nationwide restaurant companies comparable to us. We attempt to set our target total compensation opportunities generally consistent with the median level because of the desire to attract and retain top-level executives in the market in which we operate and compete for talent and because we believe that compensation should only exceed the market median when performance exceeds our targets. We believe that this benchmarking process is an important part of our Compensation Committee’s decision-making process; however, we do deviate from pure benchmarking information, where appropriate on an individual basis, where appropriate.

The total compensation program for the named executive officers includes base salary, performance-based cash incentive compensation under our bonus plan, long-term equity incentive compensation benefits and modest perquisites. It is our Compensation Committee’s practice to target each of these elements to deliver compensation to each executive and all executives as a group within the mid-level range (or median) of compensation for persons having similar responsibilities at other comparable nationwide restaurant companies.

Our Compensation Committee is focused on providing a total compensation package that is performance-based, and utilizes short and long-term incentives. We allocate a substantial portion of the total annual compensation paid to the named executive officers to variable compensation, including bonus opportunities and equity incentive awards. We believe that equity incentive awards are an important part of the compensation package because they incent the management team to think of the business from a long-term perspective similar to that of an owner.

A significant portion of the compensation paid to executive officers is designed to reward them based on our financial performance compared to financial objectives, the growth of the Company, and increased stockholder value, as reflected in increases in the Company’s share price. Our Annual Bonus Plan is designed to reward executive officers with cash awards for the achievement of annual objectives tied to the financial performance of the Company and their individual performance. In fiscal 2017, our performance goals for the Bonus Plan were based on adjusted EBITDA targets and performance versus the prior year’s adjusted EBITDA; however, we may consider using other performance goals in the future. Our 2017 targets were higher than 2016 actual results and 2016 targets. Our performance-based long-term incentive awards of restricted stock for prior year performance were based on adjusted EBITDA and adjusted EPS. We believe that adjusted EBITDA tends to provide a true measure of profitability by aligning incentives with stockholder value. We believe that adjusted EPS tends to represent sustained value for stockholders. The equity component of executive officers’ compensation, in the form of restricted stock, is designed to reward stock price improvement over the grant-date stock price, which aligns their interests with our stockholders and reinforces our results-oriented management culture for both annual and long-term business results.

The corporate and individual targets under the Bonus Plan are intended to be challenging, yet achievable for our executive officers. The targets are meant to require substantial efforts by executive officers and their teams toward achieving our strategic goals, but at the same time they are intended to be within reach if such significant efforts are made. For example, reaching target adjusted EBITDA performance only results in a payout of 75% of the target award opportunity. Actual performance must exceed target adjusted EBITDA performance measures for our executive officers to receive 100% of the target award opportunity.

Consistent with the executive compensation principles described above, Mr. O’Donnell’s salary and short- and long-term incentive compensation for fiscal 2017 was as follows:

•	Base salary of $675,000, which represented no increase since 2015;

•	2017 Target bonus opportunity under the Bonus Plan remained at 100% of base salary; actual 2017 award under the Bonus Plan was $433,621 (approximately 64.2% of target award); and

•	2017 annual long-term incentives were granted in restricted stock awards and long-term retention based restricted stock awards with a grant date fair value of $1,535,119.

Mr. O’Donnell’s 2017 total direct compensation mix is similar to that for our other named executive officers.

Base Salary

Base salary is established based on the experience, skills, knowledge and responsibilities required of the executive officers in their roles. When establishing the base salaries of the executive officers, a number of factors are considered, including the individual’s duties and responsibilities, the individual’s experience, the ability to replace the individual, the base salary at the individual’s prior employment, market data on similar positions with competitive companies and information derived from our directors’ experience at other companies. We seek to provide base salaries that are competitive with the marketplace and allow us to attract and retain executive talent.

The Compensation Committee completed a review of the base salaries of the executive officers with its independent compensation consultant, Willis Towers Watson during fiscal 2015. As a result of this review, the base salaries of the executive officers were increased. This was the first increase in the base salaries of the named executive officers since 2012 other than for promotions. The Compensation Committee did not increase base salaries for the named executive officers in 2017, other than Ms. Mirdamadi who received an increase from $265,000 to $300,000 in connection with her promotion to Senior Vice President and Chief Services Officer.

Bonuses

Our performance-based cash incentive awards focus on closely aligning rewards with results. The philosophy of our performance-based annual cash incentive awards is simple: a basic reward for reaching minimum expectations and an upside for reaching the Company’s goals.

Under the Bonus Plan, Mr. O’Donnell, Mr. Haak, Ms. Henry, Ms. Mirdamadi, and Mr. Toomy were eligible to receive cash bonuses based on personal and Company performance over the course of the 2017 fiscal year. The purpose of the Bonus Plan is to encourage a consistent high standard of excellence for all team members in the home office, including the named executive officers. Bonus awards under the Bonus Plan are determined by our Compensation Committee, subject to approval by our Board, and are based on (i) the financial performance of the Company during the applicable fiscal period as measured against the prior year’s adjusted EBITDA and our Board’s previously approved plan with targeted EBITDA adjusted for changes in accounting policies, non-recurring extraordinary transactions, or mid-year changes in executive compensation and (ii) individual performance.

Individual performance is measured against goals developed prior to the period in question. The goals typically address whether the individual complied with budget objectives and managed to achieve department-specific objectives oriented toward facilitating the Company’s achieving its adjusted EBITDA goal. These goals differ by person and include, among others, same store sales, entrée count, development of additional operating or franchise units, addition of operating weeks, increase in check average, completion of transactions, settlement of litigation, risk management, brand protection initiatives and management of third-party vendor costs.

Our goals for the Bonus Plan are based on adjusted EBITDA as it tends to provide a true measure of profitability by aligning incentives with stockholder value. Bonuses are only payable under the Bonus Plan if adjusted EBITDA during the applicable fiscal period exceeds the prior year’s adjusted EBITDA. If the adjusted EBITDA target is achieved, 75% of target bonus potential is awarded. Once the adjusted EBITDA target is achieved, 50% of the adjusted EBITDA increase over the target is added to the bonus pool until the maximum funding of the bonus pool is achieved (resulting in the payment of 200% of target bonus potential). Practically speaking, our adjusted EBITDA performance must exceed target amounts by some measure before our executive officers will receive 100% of the target Bonus Plan amount. If the adjusted EBITDA target is not achieved, but adjusted EBITDA exceeds adjusted EBITDA for the prior year, as in 2017, a percentage of the bonus potential is awarded equal to 75% times the amount adjusted EBITDA exceeds adjusted EBITDA for the prior year, divided by the difference between the adjusted EBITDA target for the current year and adjusted EBITDA for the prior year. Where adjusted EBITDA equals or exceeds the adjusted EBITDA target, the aggregate Bonus Plan pool can be illustrated as follows:

75% x (Base Salary x Target Base Salary %) + 50% * (Adjusted EBITDA – Target Adjusted EBITDA)

The percentage of base salary for each cash bonus is established based on the individual’s level of responsibility. During 2017, the target and maximum cash bonuses were as follows:

Name	Target Base Salary %	Maximum Base Salary %
Michael P. O’Donnell	100%	200%
Arne G. Haak	75%	150%
Cheryl J. Henry	80%	160%
Susan L. Mirdamadi	60%	120%
Kevin W. Toomy	100%	200%

These percentages are used to calculate the annual bonus amounts and are prorated at a percentage based on the number of weeks worked by the individual in the fiscal year. The actual cash bonuses payable to our executive officers may be less than the calculated cash bonus, depending on the operational performance, the individual’s performance and certain other factors that may be considered by our Board and our Compensation Committee. There are no minimum cash bonuses established by the Bonus Plan. As a result of Ms. Mirdamadi’s promotion, the percentage used to calculate the annual bonus amounts for Ms. Mirdamadi was increased to 60% from 50% in order to remain competitive with the market for her new role.

For fiscal 2017, actual adjusted EBITDA was approximately $66,431,000, which exceeded the prior year’s actual adjusted EBITDA of $61,658,000 but fell short of the 2017 adjusted EBITDA target (which would have resulted in a 75% payout) of $67,231,000. In order to achieve 100% payout, it would have been necessary to achieve adjusted EBITDA of $68,914,000. In order to achieve the maximum payout under the Bonus Plan formula described above, it would have been necessary to achieve adjusted EBITDA of $75,644,000. For a further illustration of how adjusted EBITDA relates to target EBITDA, see the second table under “Long-Term Incentive Awards” below. Cash bonuses were paid under the Bonus Plan for fiscal 2017 in the following amounts, which equal approximately 64.2% of each officer’s respective target bonus amount. No adjustments were made for individual performance, although individual performance was considered.

Name	Cash Bonus Amount	% of Base Salary
Michael P. O’Donnell	$433,621	64%
Arne G. Haak	$180,675	48%
Cheryl J. Henry	$210,708	51%
Susan L. Mirdamadi	$115,632	39%
Kevin W. Toomy	$215,204	64%

Long-Term Incentive Awards

The Company’s equity programs are designed to encourage creation of long-term value for our stockholders, employee retention and stock ownership. The programs currently consist primarily of annual restricted stock awards and long-term retention based restricted stock awards. Our equity incentive programs are intended to promote a long-term focus on results and to align employee and stockholder interests.

Based on the recommendation of our Compensation Committee’s independent compensation consultant, Willis Towers Watson, we adopted an equity award grant policy for certain executive officers and key employees in July 2012 that provides that each of the Company’s executive officers and key employees may receive an annual award under the Amended and Restated 2005 Long-Term Equity Incentive Plan. The annual award generally consists of restricted stock with a value equal to a multiple of base salary that is consistent with the median long-term incentive plan practices of peer companies. Half of the restricted stock award is based on tenure, and half of the restricted stock award is based on prior year performance, and may have a value that is less than or greater than the targeted multiple of base salary, depending on our performance in the prior year. The Compensation Committee evaluates our prior year performance, and makes the annual awards of restricted stock, in March following the fiscal year to which the performance relates. The tenure-based restricted stock will vest in equal annual installments over the three years following the grant date, subject to continued service as an employee and certain other conditions. The restricted stock for prior year performance will vest on the second anniversary of the grant date, subject to continued service as an employee and certain other conditions.

For awards granted in March 2017 and awards granted in March 2018, the target values of the restricted stock awards were based on the below multiples of the named executive officers’ respective salaries. The actual amount received is equal to the below multiples times a multiple for tenure and a performance multiple for adjusted EBITDA and adjusted EPS. If the Company does not achieve adjusted EBITDA or adjusted EPS at or above the level of the prior fiscal year, then only the tenure grant is awarded but no restricted stock is earned for the performance component, which results in total compensation below the median level. If performance exceeds the prior year but does not reach the target level, then the number of shares awarded in respect of performance will be reduced and total compensation will also fall below the applicable market median.

			Multiple of Base Salary
Name	FY16 Salary	FY17 Salary	Tenure-Based Award	Target Award Based on Adjusted EBITDA	Target Award Based on Adjusted EPS
Michael P. O’Donnell	$675,000	$675,000	1.000x	0.500x	0.500x
Arne G. Haak	$375,000	$375,000	0.500x	0.250x	0.250x
Cheryl J. Henry	$410,000	$410,000	0.750x	0.375x	0.375x
Susan L. Mirdamadi(1)	$265,000	$300,000	0.500x	0.250x	0.250x
Kevin W. Toomy	$335,000	$335,000	0.375x	0.188x	0.188x

(1)	Ms. Mirdamadi’s salary was increased to $300,000 effective July 2017 in connection with her promotion to Senior Vice President and Chief Services Officer. In addition, the multipliers for her Tenure-Based Award, and for the Target Awards based on adjusted EBITDA and adjusted EPS were increased to the levels shown in the table above.

Consistent with the above, our Board grants annual restricted stock awards to the named executive officers in March of each year, taking into account the Compensation Committee’s policy and, with respect to the restricted stock for prior year performance, adjusted EBITDA and adjusted EPS for the prior fiscal year. When performance exceeds performance in the prior year, the performance multiple is equal to 100% times a percentage equal to the actual amount of growth over the prior year divided by the target growth amount. When the target is exceeded, the performance multiple is equal to 125% times a percentage equal to actual performance divided by target performance. To illustrate, if the Company’s actual adjusted EBITDA is 110% of the target amount, then a performance multiple equal to 137.5% (125% times 110%) is applied to the target multiples stated above to calculate such executive officer’s payout in respect of adjusted EBITDA. This feature of our long-term retention based restricted stock awards incentivizes our executive officers to strive to exceed our challenging target performance thresholds.

In March 2017 and March 2018, each named executive officer received a tenure-based restricted stock award and a restricted stock award for fiscal 2016 performance and fiscal 2017 performance, respectively. For fiscal 2016, actual adjusted EBITDA and actual adjusted EPS exceeded their respective targets, and for fiscal 2017, actual adjusted EBITDA and actual adjusted EPS fell below their respective targets, which resulted in grants of restricted stock for such performance equal to the percentage of target award value set forth in the following chart. Grants made in March 2017 and March 2018 are included in the Summary Compensation Table for fiscal 2017 and fiscal 2018, respectively.

	2016 Actual	2016 Target	2016 Percentage of Target Award Value	2017 Actual	2017 Target	2017 Percentage of Target Award Value
Adjusted EBITDA	$61,658,000	$61,295,000	125.7%	$66,431,000	$67,231,000	85.7%
Adjusted EPS	$0.976	$0.945	129.1%	$1.102	$1.115	91.0%

In recognition of the strong stockholder returns delivered under the tenure of our executive officers, the Compensation Committee retained Willis Towers Watson in 2015 to assist in developing retention grants for these officers. As a result, the Committee awarded certain executive officers special one-time long-term grants (“Retention Grants”) in June 2015, which will vest over a three- to six-year period, a significantly longer period than the three-year industry standard. The Retention Grants were designed to ensure that our executive officers remain focused on driving long-term strategic value to the business and to retain those individuals who are critical to our strategy over the next several years. The Retention Grants were awarded in recognition of the strong stockholder returns delivered by the Company under the leadership of senior executives receiving a Retention Grant. In an effort to aid long-term retention, the Retention Grants have significantly longer vesting periods than traditional share grants, which typically have a maximum three-year vesting period. Over the vesting period of the Retention Grants, their value should be considered as part of the total mix of compensation awarded to our executive officers, rather than attributed to just the year of grant.

Benefits

The Company’s benefits philosophy for executive officers is that benefits should provide employees protection from catastrophic events, enable employees to plan for their future and be competitive in order to attract and retain a high-quality workforce. The types of benefits provided to the named executive officers, which are generally the same as those of the entire company, consist of medical benefits plans, life and accidental death and dismemberment insurance plans, long-term disability plans and 401(k) matching contributions. In addition, the executive officers receive automobile allowances.

The Company maintains a non-qualified deferred compensation plan that is unsecured and allows certain high-level employees, including executive officers, to voluntarily defer receipt of their salary above specified amounts and bonus payments into accounts established under the plan. These accounts are credited with earnings from amounts invested in funds available through Fidelity Investments, the plan’s record keeper, as selected by each participant. The Company does not contribute or match contributions to these accounts.

The Company also allows its executive officers to dine in its restaurants as a benefit in order to permit these officers to conduct quality control tests.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our Chief Executive Officer and to each other officer (other than our Chief Financial Officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among the three most highly paid executive officers. Pursuant to tax legislation signed into law on December 22, 2017 commonly known as the Tax Cuts and Jobs Act (the “Tax Act”), for taxable years beginning after December 31, 2017, the Section 162(m) deduction limitation is expanded so that it also applies to compensation in excess of $1 million paid to a public company’s chief financial officer. Historically, compensation that qualified under Section 162(m) as performance-based compensation was exempt from the deduction limitation. However, subject to certain transition rules, the Tax Act eliminated the qualified performance-based compensation exception. As a result, for taxable years beginning after December 31, 2017, all compensation in excess of $1 million paid to each of the executives described above will not be deductible by us, subject to the transition relief.

Severance and Termination Arrangements

Mr. O’Donnell, Mr. Haak, Ms. Henry and Mr. Toomy have employment agreements that provide for payments upon a termination of employment by the executive for good reason, by the Company without cause or upon death or disability as described later in this proxy statement in the section entitled “Employment Agreements.” Likewise, the Bonus Plan provides for partial payment of bonus amounts to our named executive officers upon death, disability, retirement or change in control based on the bonus amount earned prior to such triggering event. The Company believes that these agreements and plans effectively create incentives for our executives to build stockholder value without the fear of losing employment for situations other than for cause. These arrangements are intended to attract and retain qualified executives who could have other job alternatives that may appear to them to be less risky absent these arrangements.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee:

Robin P. Selati, Chairman

Mary L. Baglivo

Carla R. Cooper

Bannus B. Hudson

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the total compensation earned in 2015, 2016 and 2017 by our named executive officers:

Name and Principal Position	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation		Total ($)
Michael P. O’Donnell	2017	$675,000	$1,535,119	$433,621	$173,815	(3)	$2,817,554
Chairman and Chief Executive Officer	2016	$675,000	$1,607,495	$545,100	$149,195		$2,976,790
	2015	$646,250	$5,905,740	$1,026,620	$102,879		$7,681,489
Arne G. Haak	2017	$375,000	$426,431	$180,675	$84,843	(4)	$1,066,949
Executive Vice President and Chief Financial Officer	2016	$375,000	$446,533	$227,125	$68,642		$1,117,300
	2015	$361,731	$2,648,514	$427,758	$45,446		$3,483,449
Cheryl J. Henry	2017	$410,000	$699,338	$210,708	$110,256	(5)	$1,430,302
President and Chief Operating Officer of Ruth’s Hospitality Group, Inc.	2016	$344,423	$1,881,223	$264,878	$68,368		$2,558,892
	2015	$291,154	$2,102,310	$342,207	$33,282		$2,768,953
Susan L. Mirdamadi	2017	$284,115	$462,056	$115,632	$38,534	(6)	$900,337
Senior Vice President and Chief Services Officer
Kevin W. Toomy	2017	$335,000	$285,713	$215,204	$43,449	(7)	$879,365
Former President and Chief Operating Officer of Ruth’s Chris Steak House	2016	$335,000	$299,170	$270,531	$44,795		$949,495
	2015	$319,519	$1,695,536	$509,508	$31,944		$2,556,507

(1)	Represents the grant date fair value of restricted stock, computed in accordance with ASC Topic 718 (formerly FAS 123R). The grant date fair value is generally the amount that we would expense in our financial statements over the award’s service period, but does not include a reduction for forfeitures. Amounts for fiscal 2017 include the aggregate grant date fair value computed in accordance with ASC Topic 718 of restricted stock granted in March 2017 as tenure-based awards, restricted stock granted in March 2017 for fiscal 2016 performance and a special one-time long-term retention based restricted stock award granted in July 2015 to certain executive officers. Also includes a grant of restricted stock to Ms. Henry in July 2016 in connection with her promotion to President and Chief Operating Officer and a grant of restricted stock to Ms. Mirdamadi in April 2017 in connection with her promotion to Senior Vice President & Chief Services Officer. See “Grants of Plan-Based Awards” table.
(2)	The amounts in this column represent amounts earned under the Company’s bonus plan, which are described under “Compensation Discussion and Analysis—Bonuses.”
(3)	Consists of dividends on unvested restricted stock of $156,263, automobile allowances of $12,000, and group life insurance premium reimbursements of $3,564, and 401(k) matching contributions of $1,988, a portion of which was disallowed and refunded to the executive.
(4)	Consists of dividends on unvested restricted stock of $71,158, automobile allowances of $10,800, and group life insurance premium reimbursements of $897, and 401(k) matching contributions of $1,988, a portion of which was disallowed and refunded to the executive.
(5)	Consists of dividends on unvested restricted stock of $99,024, automobile allowances of $10,800, and group life insurance premium reimbursements of $432.
(6)	Consists of dividends on unvested restricted stock of $28,920, automobile allowances of $8,400, and group life insurance premium reimbursements of $1,214.
(7)	Consists of dividends on unvested restricted stock of $28,804, automobile allowances of $10,400, and group life insurance premium reimbursements of $2,257, and 401(k) matching contributions of $1,988, a portion of which was disallowed and refunded to the executive.

Equity Compensation

Amended and Restated 2005 Long-Term Equity Incentive Plan

The Amended and Restated 2005 Long-Term Equity Incentive Plan, as originally approved in 2005 and subsequently amended and restated, provides for grants of stock options, restricted stock, restricted stock units, deferred stock units and other equity-based awards. As of December 31, 2017, there were 15,590 shares of common stock issuable upon exercise of currently outstanding options, 1,184,629 unvested restricted stock awards and 1,807,849 shares available for future grants. Directors, officers and other employees of the Company, as well as others performing services for us, are eligible for grants under the plan. The purpose of the plan is to provide these individuals with incentives to maximize stockholder value and otherwise contribute to our success and to enable us to attract, retain and reward the best available persons for positions of responsibility.

Executive Stock Ownership Guidelines; Anti-Hedging Policy

In July 2012, based on the recommendation of our Compensation Committee’s independent compensation consultant, Willis Towers Watson, our Compensation Committee approved stock ownership guidelines for our executive officers, based on the belief that stock ownership guidelines further align the interests of our executive officers with those of our stockholders. Pursuant to our executive officer stock ownership guidelines, each executive officer is generally expected to accumulate and hold shares of our common stock equal in value to two times his or her annual tenure-based equity grant, with the exception of the Chief Executive Officer who is required to hold shares of our common stock equal in value to three times his or her annual tenure-based equity grant. Shares subject to stock options will not count toward the minimum ownership requirement. Restricted stock (whether or not vested) will count toward the minimum ownership requirement. Executive officers had until 2015 to meet the stock ownership guidelines. As of the end of fiscal 2015, all named executive officers satisfied our stock ownership guidelines and have continued to do so.

Pursuant to our insider trading policy, our executive officers may not engage in any hedging or monetization transactions involving our securities.

Grants of Plan-Based Awards

Fiscal Year 2017

The following table summarizes grants of plan-based awards made to each of the named executive officers during fiscal 2017:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Michael P. O’Donnell	—	—	$675,000	$1,350,000	—		—	—	—
	3/11/17	—	—	—	36,000	(2)	—	—	$675,000
	3/11/17	—	—	—	45,873	(3)	—	—	$860,119
Arne G. Haak	—	—	$281,250	$562,500	—		—	—	—
	3/11/17	—	—	—	10,000	(2)	—	—	$187,500
	3/11/17	—	—	—	12,743	(3)	—	—	$238,931
Cheryl J. Henry	—	—	$328,000	$656,000	—		—	—	—
	3/11/17	—	—	—	16,400	(2)	—	—	$307,500
	3/11/17	—	—	—	20,898	(3)	—	—	$391,838
Susan L. Mirdamadi	—	—	$180,000	$360,000	—		—	—	—
	3/11/17	—	—	—	4,240	(2)	—	—	$79,500
	3/11/17	—	—	—	5,403	(3)	—	—	$101,306
	4/25/17	—	—	—	15,000	(4)	—	—	$281,250
Kevin W. Toomy	—	—	$335,000	$670,000	—		—	—	—
	3/11/17	—	—	—	6,700	(2)	—	—	$125,625
	3/11/17	—	—	—	8,538	(3)	—	—	$160,088

(1)	Represents possible payouts for 2017 under the Company’s non-equity incentive plans, which we refer to as the Bonus Plan as described under “Compensation Discussion and Analysis—Bonuses.”

(2)	Represents shares of restricted stock granted as a tenure-based award.
(3)	Represents shares of restricted stock granted for fiscal 2016 performance.
(4)	Represents shares of restricted stock granted in connection with Ms. Mirdamadi’s promotion to Senior Vice President & Chief Services Officer.

Outstanding Equity Awards

at 2017 Fiscal Year-End

The following table summarizes the outstanding equity awards held by our named executive officers as of the end of fiscal 2017:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that have not Vested (#)		Market Value of Shares of Stock that have not Vested ($)
Michael P. O’Donnell	—	—	—	—	13,316	(1)	$288,291
					225,000	(2)	$4,871,250
					25,627	(3)	$554,825
					53,103	(4)	$1,149,680
					36,000	(5)	$779,400
					45,873	(6)	$993,150
Arne G. Haak	—	—	—	—	3,765	(1)	$81,512
					150,000	(7)	$3,247,500
					7,119	(3)	$154,126
					14,751	(4)	$319,359
					10,000	(5)	$216,500
					12,743	(6)	$275,886
Cheryl J. Henry	—	—	—	—	1,833	(1)	$39,684
					125,000	(7)	$2,706,250
					5,695	(3)	$123,297
					11,801	(4)	$255,492
					100,000	(8)	$2,165,000
					16,400	(5)	$355,060
					20,898	(6)	$452,442
Susan L. Mirdamadi	—	—	—	—	1,090	(1)	$23,599
					50,000	(7)	$1,082,500
					3,019	(3)	$65,361
					6,254	(4)	$135,399
					4,240	(5)	$91,796
					5,403	(6)	$116,975
					15,000	(9)	$324,750
Kevin W. Toomy	—	—	—	—	1,636	(1)	$35,419
					33,332	(10)	$721,368
					4,770	(3)	$103,271
					9,883	(4)	$213,967
					6,700	(5)	$145,055
					8,538	(6)	$184,848

(1)	Represents restricted stock granted under the Amended and Restated 2005 Long-Term Equity Incentive Plan. Market value calculated based on the closing price on December 29, 2017 of $21.65. These shares of restricted stock vested on March 9, 2018.

(2)	Represents restricted stock granted under the Amended and Restated 2005 Long-Term Equity Incentive Plan. Market value calculated based on the closing price on December 29, 2017 of $21.65. One-fourth of these shares of restricted stock vested on June 30, 2017 and the remaining three-fourths will vest pro-rata on June 30, 2018, June 30, 2019 and June 30, 2020.
(3)	Represents restricted stock granted under the Amended and Restated 2005 Long-Term Equity Incentive Plan. Market value calculated based on the closing price on December 29, 2017 of $21.65. One-third of these shares of restricted stock vested on March 3, 2017 and the remaining two-thirds will vest pro-rata on March 3, 2018 and March 3, 2019.
(4)	Represents restricted stock granted under the Amended and Restated 2005 Long-Term Equity Incentive Plan. Market value calculated based on the closing price on December 29, 2017 of $21.65. These shares of restricted stock will vest on March 3, 2018.
(5)	Represents restricted stock granted under the Amended and Restated 2005 Long-Term Equity Incentive Plan. Market value calculated based on the closing price on December 29, 2017 of $21.65. These shares of restricted stock will vest pro-rata on an annual basis over a three-year period beginning March 11, 2018.
(6)	Represents restricted stock granted under the Amended and Restated 2005 Long-Term Equity Incentive Plan. Market value calculated based on the closing price on December 29, 2017 of $21.65. These shares of restricted stock will vest on March 11, 2019.
(7)	Represents restricted stock granted under the Amended and Restated 2005 Long-Term Equity Incentive Plan. Market value calculated based on the closing price on December 29, 2017 of $21.65. These shares of restricted stock will vest pro-rata on an annual basis over a four-year period beginning June 15, 2018.
(8)	Represents restricted stock granted under the Amended and Restated 2005 Long-Term Equity Incentive Plan. Market value calculated based on the closing price on December 29, 2017 of $21.65. These shares of restricted stock will vest one-half on July 26, 2018 and one-half on July 26, 2019.
(9)	Represents restricted stock granted under the Amended and Restated 2005 Long-Term Equity Incentive Plan. Market value calculated based on the closing price on December 29, 2017 of $21.65. These shares of restricted stock will vest pro-rata on an annual basis over a four-year period beginning April 25, 2020.
(10)	Represents restricted stock granted under the Amended and Restated 2005 Long-Term Equity Incentive Plan. Market value calculated based on the closing price on December 29, 2017 of $21.65. These shares of restricted stock will vest on June 15, 2018

Option Exercises and Stock Vested

Fiscal Year 2017

The following table summarizes the options that were exercised by our named executive officers and the restricted stock held by our named executive officers that vested during 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
Michael P. O’Donnell	—	$—	147,450	$2,948,614
Arne G. Haak	—	$—	19,870	$361,066
Cheryl J. Henry	21,077	$54,144	11,060	$199,716
Susan L. Mirdamadi	—	$—	5,954	$107,424
Kevin W. Toomy	—	$—	42,510	$900,518

(1)	The amount has been computed based on the closing price of our common stock on the exercise date or vesting date, as applicable.

Non-Qualified Deferred Compensation

Fiscal Year 2017

We maintain a Non-Qualified Deferred Compensation plan that is unsecured and allows certain high-level employees, including executive officers, to voluntarily defer receipt of their salary above specified amounts and bonus payments into accounts established under the plan. These accounts are credited with earnings from amounts invested in funds available through Fidelity Investments, the plan’s record keeper, as selected by each participant. The following table summarizes contributions during 2017 by the only named executive officer who participated along with aggregate earnings/losses for the year and the aggregate balance as of December 31, 2017. We did not make any contributions to the deferred compensation plan during 2017. Named executive officers are fully vested in all contributions to the plan. The amounts listed as executive contributions are included as “Salary” in the Summary Compensation Table. The aggregate earnings are not reflected in “Other Compensation” in the Summary Compensation Table. No portion of the aggregate balance was previously reported as compensation of the named executive officer in the Summary Compensation Table for previous years.

Named Executive Officer	Executive Contributions in 2017	Company Contributions in 2017	Aggregate Earnings in 2017	Aggregate Withdrawals/ Distributions in 2017	Aggregate Balance at December 31, 2017
Arne G. Haak	$37,606	$—	$7,594	$—	$64,923
Kevin W. Toomy	$201,000	$—	$6,151	$—	$207,151

Pension Benefits

We do not maintain any additional executive retirement programs such as executive pension plans or other executive retirement benefits.

Employment Agreements

Michael P. O’Donnell. In August 2008, we entered into an employment agreement with Mr. O’Donnell outlining the terms by which Mr. O’Donnell would serve as our Chairman and Chief Executive Officer and a member of our Board. Mr. O’Donnell’s current base salary is $675,000 (subject to annual review) and any annual bonus is under the Bonus Plan. Pursuant to his employment agreement, if Mr. O’Donnell’s employment is terminated by us without “cause,” or by Mr. O’Donnell for “good reason” (as those terms are defined below) during the employment term, Mr. O’Donnell will be entitled to continue to receive his base salary for 12 months after the date of such termination and 12 monthly payments in the aggregate equal to 50% of his prior year bonus compensation. Mr. O’Donnell would also receive 12 months of continued health, welfare and retirement benefits, 12 months of automobile allowance pursuant to current Company guidelines, all unreimbursed expenses and continued vesting rights for his options and restricted stock for 12 months. In the event the company is sold at any time during the term of employment, all of Mr. O’Donnell’s equity awards will immediately vest. We have the option of paying the severance on a monthly or lump-sum basis. Mr. O’Donnell has agreed not to compete with us or to solicit any of our employees or persons with whom we have certain business relationships for 12 months following his termination.

Arne G. Haak. In August 2011, we entered into an employment agreement with Mr. Haak under which Mr. Haak agreed to serve as our Executive Vice President and Chief Financial Officer. Mr. Haak’s current base salary is $375,000 (subject to annual review) and any annual bonus is under the Home Office Bonus Program. If Mr. Haak’s employment is terminated by us without “cause,” or by Mr. Haak for “good reason” (as those terms are defined below) during the employment term, then the executive will be entitled to receive (i) his base salary for 12 months after the date of such termination, (ii) 12 monthly payments in the aggregate equal to 50% of his prior year bonus compensation, (iii) continued health, welfare and retirement benefits for 12 months, (iv) 12 monthly payments of his automobile allowance pursuant to current Company guidelines, (v) all unreimbursed expenses, and (vi) continued vesting rights for his options and restricted stock for 12 months. We have the option of paying the severance on a monthly or lump-sum basis. In the event the company is sold at any time during the term of employment, all of Mr. Haak’s equity awards will immediately vest. Mr. Haak has agreed not to compete with us or to solicit any of our employees or persons with whom we have certain business relationships for 12 months following his termination.

Cheryl Henry. In October 2011, we entered into an employment agreement with Ms. Henry under which Ms. Henry agreed to serve as our Senior Vice President and Chief Branding Officer. Ms. Henry’s current base salary is $410,000 (subject to annual review) and any annual bonus is under the Home Office Bonus Program. Pursuant to her employment agreement, if Ms. Henry’s employment is terminated by us without “cause,” or by Ms. Henry for “good reason” (as those terms are defined below) during the employment term, Ms. Henry will be entitled to continue to receive her base salary for 12 months after the date of such termination and 12 monthly payments in the aggregate equal to 50% of her prior year bonus compensation. Ms. Henry would also receive 12 months of continued health, welfare and retirement benefits, 12 months of automobile allowance payments pursuant to current Company guidelines, all unreimbursed expenses and continued vesting rights for her options and restricted stock for 12 months. In the event the company is sold at any time during the term of employment, all of Ms. Henry’s equity awards will immediately vest. We have the option of paying the severance on a monthly or lump-sum basis. Ms. Henry has agreed not to compete with us or to solicit any of our employees or persons with whom we have certain business relationships for 12 months following his termination.

Kevin W. Toomy. In April 2010, we entered into an employment agreement with Mr. Toomy under which Mr. Toomy agreed to serve as our President and Chief Operating Officer of Ruth’s Chris Steak House. Mr. Toomy’s current base salary is $335,000 (subject to annual review) and any annual bonus is under the Home Office Bonus Program. Pursuant to his employment agreement, if Mr. Toomy’s employment is terminated by us without “cause,” or by Mr. Toomy for “good reason” (as those terms are defined below) during the employment term, Mr. Toomy will be entitled to continue to receive his base salary for 12 months after the date of such termination and 12 monthly payments in the aggregate equal to 50% of his prior year bonus compensation. Mr. Toomy would also receive 12 months of continued health, welfare and retirement benefits, 12 months of automobile allowance payments pursuant to current Company guidelines and continued vesting rights for his options and restricted stock for 12 months. We have the option of paying the severance on a monthly or lump-sum basis. Mr. Toomy has agreed not to compete with us or to solicit any of our employees or persons with whom we have certain business relationships for 12 months following his termination.

We do not have an employment agreement with Susan L. Mirdamadi. Under the terms of the Amended and Restated 2005 Long-Term Equity Incentive Plan, Ms. Mirdamadi’s unvested shares of restricted stock would vest if there is a Change in Control of the Company and she were terminated within one year after such Change in Control. In the event of Ms. Mirdamadi’s death or disability, the Amended and Restated 2005 Long-Term Equity Incentive Plan provides that her unvested shares of restricted stock that would have vested within one year following her termination due to death or disability would accelerate and become fully vested. Under the terms of the Bonus Plan, in the event of her death, disability or in the event of a Change in Control, Ms. Mirdamadi would be entitled to a bonus payment based upon the amount of the bonus actually earned prior to such event.

The employment agreements for our executive officers define “cause” as meaning, subject to any applicable cure periods, (i) an officer’s theft, embezzlement, perpetration of fraud, misappropriation of property or attempts at such; (ii) any act of disloyalty, misconduct or moral turpitude by an officer that is injurious to the Company; or (iii) an officer’s willful disregard of a lawful directive given by a superior or our Board of Directors or a violation of the Company’s employment policy.

The employment agreements for our executive officers define “good reason” to mean (i) the assignment by our Board of Directors to an officer of any material duties that are clearly inconsistent with the officer’s status, title and position or (ii) failure by the Company to pay the officer any amounts required under the officer’s employment agreement with which failure continues uncured for a period of 15 days after written notice is given. Additionally, with respect to our employment agreements with Mr. O’Donnell, Mr. Haak, and Ms. Henry, “good reason” also includes a material relocation of the Company requiring the executive to relocate or upon notice of the Company’s intent not to renew the agreement.

Except as specifically described herein, all options and restricted stock issued under the Company’s equity incentive plans, whether or not then exercisable (as applicable), generally cease vesting when a grantee ceases to be an employee. Options generally expire 30 days after the date of cessation of service, so long as the grantee does not compete with us during that 30-day period without our permission. Upon termination for cause, all options will terminate immediately.

Payments Made Upon Termination

Assuming each executive officer’s employment was terminated by us without cause or by the executive for good reason on December 29, 2017, the estimated values of payments and benefits to each named executive officer are set forth in the following table:

	Michael P. O’Donnell	Arne G. Haak	Cheryl J. Henry	Kevin W. Toomy
Severance	$675,000	$375,000	$410,000	$335,000
Bonus(1)	$272,550	$113,563	$132,439	$135,266
Continued Vesting of Restricted Stock(2)	$3,598,923	$1,362,002	$2,234,258	$1,071,026
Health and Welfare Benefits(3)	$20,708	$18,858	$19,108	$18,108
Automobile Allowance(4)	$12,000	$10,800	$10,800	$10,400

Total	$4,579,181	$1,880,222	$2,806,605	$1,569,799

(1)	Based on payment of a percentage of the named executive officer’s bonus compensation.
(2)	Value is based on the closing price on December 29, 2017 of $21.65. Represents continued vesting of restricted stock for twelve months, as provided by employment agreement.
(3)	Amount represents premiums that will be paid by the Company in respect to health insurance and other medical benefits for one year after termination of employment.
(4)	Based on the value, as of December 29, 2017, of the current pre-established automobile allowance that would be received by the executive officer for one year after termination.

Ms. Mirdamadi is not listed in the above table because she does not have an employment agreement or arrangement which provides for payments upon termination without cause.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, all named executive officers will receive benefits under our disability plan or payments under our life insurance plan, as appropriate. In the case of a grantee’s death or disability, (a) the number of shares of restricted stock for which the restrictions will have lapsed within one year of the grantee’s death or disability will become fully vested and (b) a number of options equal to the sum of (1) the number of options that were exercisable on the date of the grantee’s death or disability and (2) the number of options that would become exercisable within one year after the date of the grantee’s death or disability, will become fully vested and exercisable and remain so for up to 180 days after the date of death or disability, provided the grantee does not compete with us during that 180-day period without our permission.

Under the Bonus Plan, the executive officer shall receive a vested right to his or her bonus payment in an amount equal to the earned bonus amount as of the time of death or disability. Assuming each executive officer’s triggering event occurred on December 29, 2017, the estimated values of payments and benefits to each named executive officer are set forth in the following table:

	Michael P. O’Donnell	Arne G. Haak	Cheryl J. Henry	Susan L. Mirdamadi	Kevin W. Toomy
Restricted Stock ($)(1)	$3,598,923	$1,362,002	$2,234,258	$492,906	$1,071,026
Options ($)	$—	$—	$—	$—	$—
Bonus ($)(2)	$433,621	$180,675	$210,708	$115,632	$215,204

Total	$4,032,544	$1,542,677	$2,444,966	$608,538	$1,286,230

(1)	Value is based on the closing price on December 29, 2017 of $21.65.
(2)	Value is based on the earned bonus amount attributable to the period prior to the triggering event. This table assumes that the triggering event occurred as of December 29, 2017, the last business day of our fiscal year, and thus the earned bonus amounts are equal to the amounts earned under each executive officer’s respective bonus plan for the entirety of fiscal 2017.

Payments Made Upon a Change in Control

In the event that the Company is sold at any time during Mr. O’Donnell’s, Mr. Haak’s or Ms. Henry’s respective terms of employment, all equity awards held by such officer will immediately vest pursuant to the terms of such officer’s employment agreement. All of the restricted stock and options issued under the Amended and Restated 2005 Long-Term Equity Incentive Plan to Ms. Mirdamadi and Mr. Toomy will become fully vested if she or he is terminated within one year of a change in control. If we undergo a change in control, the committee administering the Amended and Restated 2005 Long-Term Equity Incentive Plan may provide that the options issued under such plan become exercisable and that such options may terminate if not exercised on the date of the change in control. Such committee may also accelerate the vesting of restricted stock grants under the Amended and Restated 2005 Long-Term Equity Incentive Plan.

Under the Bonus Plan, the executive officer shall receive a vested right to his or her bonus payment in an amount equal to the earned bonus amount as of the time of the change in control.

For purposes of the Amended and Restated 2005 Long-Term Equity Incentive Plan and the Bonus Plan, a change in control is triggered if (a) any person or group is or becomes the beneficial owner of 50% or more of the Company’s voting securities, (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the stockholders was approved by at least 2/3 of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved cease to constitute a majority of the Board, (c) the Company merges or consolidates with any other corporation (unless the Company’s voting securities continue to represent more than 50% of the combined voting power of the surviving entity or the Company’s Chief Executive Officer and directors retain their positions and, in the case of the directors, constitute at least a majority of the new board) or (d) a plan of complete liquidation or a sale or disposition of the Company of all or substantially all of its assets is consummated.

Assuming all outstanding unvested equity awards are accelerated, the table below provides the estimated value to our named executive officers as of December 29, 2017:

	Michael P. O’Donnell	Arne G. Haak	Cheryl J. Henry	Susan L. Mirdamadi	Kevin W. Toomy
Restricted Stock ($)(1)	$8,636,596	$4,294,884	$6,097,225	$1,840,380	$1,404,197
Options ($)	$—	$—	$—	$—	$—
Bonus ($)(2)	$433,621	$180,675	$210,708	$115,632	$215,204

Total	$9,070,217	$4,475,559	$6,307,933	$1,956,012	$1,619,401

(1)	Value is based on the closing price on December 29, 2017 of $21.65.
(2)	Value is based on the earned bonus amount attributable to the period prior to the change in control. This table assumes that the change in control occurred as of December 29, 2017, the last business day of our fiscal year, and thus the earned bonus amounts are equal to the amounts earned under each executive officer’s respective bonus plan for the entirety of fiscal 2017.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our median employee’s annual total compensation to the annual total compensation of our principal executive officer for the first fiscal year beginning on or after January 1, 2017. Because we have a 52/53-week fiscal year ending the last Sunday in December, our 2017 fiscal year began on December 26, 2016. Accordingly, our first pay ratio disclosure will be provided for the 2018 fiscal year, which began January 1, 2018.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-Party Transactions Policy and Procedure

During fiscal 2017, we were not a party to any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest.

As part of our quarterly internal certification of our financial statements, officers of the Company must either certify that they are not aware of any related party transactions or they must disclose any such transactions.

The Audit Committee is responsible for review, approval or ratification of “related-person transactions” between Ruth’s Hospitality Group, Inc. or its subsidiaries and related persons, in accordance with the terms of our written Related Party Transactions Policy. Under SEC rules, a related person is a director, officer, nominee for director or 5% stockholder of the company since the beginning of the last fiscal year and their immediate family members. In the course of its review and approval or ratification of a related party transaction, the Audit Committee considers:

•	the nature of the related party’s interest in the transaction;

•	the material terms of the transaction, including the amount involved and type of transaction;

•	the importance of the transaction to the related party and to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our stockholders; and

•	any other matters that the Audit Committee deems appropriate.

Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors reviewed and discussed the audited financial statements with management, which represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with management the effectiveness of our internal control over financial reporting and the quality and acceptability of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made and the clarity of the disclosures included in the statements.

The Audit Committee also reviewed our consolidated financial statements for fiscal 2017 and its evaluations of our internal control over financial reporting with KPMG LLP, our independent auditors for fiscal 2017, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States and on the effectiveness of our internal control over financial reporting. The Audit Committee discussed with KPMG LLP the matters required to be discussed by AS 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board and approved by the Securities and Exchange Commission.

The Audit Committee received the written disclosures and the letter from KPMG LLP mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence, discussed with KPMG LLP its independence and considered whether the provision of non-audit services provided by KPMG LLP is compatible with maintaining KPMG LLP’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC. The Audit Committee has selected KPMG LLP as our independent auditor for fiscal 2018.

This report is submitted by the members of the Audit Committee:

Robert S. Merritt, Chairman

Giannella Alvarez

Stephen M. King

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The following table presents fees for professional services rendered by KPMG LLP for fiscal 2016 and 2017.

	Fiscal Year
Fee Category	December 31, 2017	December 25, 2016
Audit Fees	$657,381	$604,850
Audit-Related Fees	—	—
Tax Fees	72,087	135,000
All Other Fees	1,780	1,780

Total Fees	$731,248	$741,630

Audit Fees: Consists of fees billed or estimated to be billed for professional services rendered for the integrated audit of our consolidated financial statements and internal control over financial reporting and the review of the interim consolidated financial statements included in quarterly reports.

Audit-Related Fees: None.

Tax Fees: Consists of fees billed for professional services provided by KPMG LLP relating to income tax planning and compliance services.

All Other Fees: Consists of fees billed for a subscription to accounting research software.

Pursuant to the Audit Committee charter, the Audit Committee must approve all audit engagement fees and other significant compensation to be paid to the independent auditor and the terms of such engagement. The Audit Committee’s charter provides that individual engagements must be separately approved. Additionally, the Audit Committee must pre-approve any permissible non-audit services to be provided to the Company by the independent auditor. The policy also authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

All audit, audit-related and tax services performed by KPMG LLP in fiscal 2017 and 2016 were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

STOCKHOLDER PROPOSALS FOR THE 2019 MEETING

Stockholder proposals intended for inclusion in our proxy statement pursuant to Rule 14a-8 relating to the next annual meeting in 2019 must be received by us no later than November 30, 2018. Any such proposal must comply with Rule 14a-8 under the SEC’s proxy rules. Under our bylaws, notice to us of a stockholder nomination or other proposal submitted otherwise than pursuant to Rule 14a-8 must be received at our principal executive offices no earlier than January 15, 2019 and no later than February 14, 2019. If not received within this timeframe, the nomination or other proposal will not be placed on the agenda for the meeting.

APPENDIX A

RUTH’S HOSPITALITY GROUP, INC.

2018 OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSE

The purpose of this Ruth’s Hospitality Group, Inc. 2018 Omnibus Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Individuals cash and stock-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. The Plan is effective as of the date set forth in Article XV.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1 “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.

2.2 “Award” means any award under the Plan of any Stock Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Other Stock-Based Award or Other Cash-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of, a written or electronic agreement between the Company and the Participant.

2.3 “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to perform the Participant’s duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of the Participant’s duties for the Company or an Affiliate, as determined by the Committee in its good faith discretion; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.6 “Change in Control” has the meaning set forth in 11.2.

2.7 “Change in Control Price” has the meaning set forth in Section 11.1.

2.8 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any treasury regulation promulgated thereunder.

2.9 “Committee” means any committee of the Board duly authorized by the Board to administer the Plan. If no committee is duly authorized by the Board to administer the Plan, the term “Committee” shall be deemed to refer to the Board for all purposes under the Plan.

2.10 “Common Stock” means the common stock, $0.001 par value per share, of the Company.

2.11 “Company” means Ruth’s Hospitality Group, Inc., and its successors by operation of law.

2.12 “Consultant” means any natural person who is an advisor or consultant to the Company or its Affiliates.

2.13 “Disability” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination, (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “disability” (or words of like import)), termination due to a Participant’s permanent and total disability as defined in Section 22(e)(3) of the Code; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “disability” (or words of like import), “disability” as defined under such agreement. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.14 “Effective Date” means the effective date of the Plan as defined in Article XV.

2.15 “Eligible Employees” means each employee of the Company or an Affiliate.

2.16 “Eligible Individual” means an Eligible Employee, Non-Employee Director or Consultant who is designated by the Committee in its discretion as eligible to receive Awards subject to the conditions set forth herein.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.18 “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded or (b) if the Common Stock is not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate taking into account the requirements of Section 409A of the Code. For purposes of the grant of any Award, the applicable date shall be the trading day on which the Award is granted or if such date is not a trading day, then the most recent preceding trading day. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Company or, if not a day on which the applicable market is open, the next day that it is open.

2.19 “Family Member” means “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8.

2.20 “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parents (if any) under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.21 “Lead Underwriter” has the meaning set forth in Section 14.20.

2.22 “Lock-Up Period” has the meaning set forth in Section 14.20.

2.23 “Non-Employee Director” means a director or a member of the Board of the Company or any Affiliate who is not an active employee of the Company or any Affiliate.

2.24 “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.25 “Non-Tandem Stock Appreciation Right” shall mean the right to receive an amount in cash and/or stock equal to the difference between (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (y) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

2.26 “Other Cash-Based Award” means an Award granted pursuant to Section 10.3 of the Plan and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.

2.27 “Other Stock-Based Award” means an Award under Article X of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

2.28 “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.29 “Participant” means an Eligible Individual to whom an Award has been granted pursuant to the Plan.

2.30 “Performance Award” means an Award granted to a Participant pursuant to Article IX hereof contingent upon achieving specified performance goals.

2.31 “Performance Period” means the designated period during which the performance goals must be satisfied with respect to the Award to which the performance goals relate.

2.32 “Plan” means this Ruth’s Hospitality Group, Inc. 2018 Omnibus Incentive Plan, as amended from time to time.

2.33 “Proceeding” has the meaning set forth in Section 14.9.

2.34 “Reference Stock Option” has the meaning set forth in Section 7.1.

2.35 “Registration Date” means the date on which the Company sells its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act.

2.36 “Reorganization” has the meaning set forth in Section 4.2(b)(ii).

2.37 “Restricted Stock” means an Award of shares of Common Stock under the Plan that is subject to restrictions under Article VIII.

2.38 “Restriction Period” has the meaning set forth in Section 8.3(a) with respect to Restricted Stock.

2.39 “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.40 “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.

2.41 “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.42 “Stock Appreciation Right” shall mean the right pursuant to an Award granted under Article VII.

2.43 “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Individuals granted pursuant to Article VI.

2.44 “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.45 “Tandem Stock Appreciation Right” shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash and/or stock equal to the difference between (i) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

2.46 “Ten Percent Stockholder” means a person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.47 “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.48 “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of such Consultant’s consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter, provided that any such change to the definition of the term “Termination of Consultancy” does not subject the applicable Award to Section 409A of the Code.

2.49 “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of such Non-Employee Director’s directorship, such Non-Employee Director’s ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.50 “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of such Eligible Employee’s employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter, provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Award to Section 409A of the Code.

2.51 “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

ARTICLE III

ADMINISTRATION

3.1 The Committee. The Plan shall be administered and interpreted by the Committee.

3.2 Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Individuals: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards, (iv) Performance Awards; (v) Other Stock-Based Awards; and (vi) Other Cash-Based Awards. In particular, the Committee shall have the authority:

(a) to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;

(b) to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;

(c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e) to determine the amount of cash to be covered by each Award granted hereunder;

(f) to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(g) to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 6.4(d);

(h) to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(i) to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award;

(j) to modify, extend or renew an Award, subject to Article XII and Section 6.4(l), provided, however, that such action does not subject the Award to Section 409A of the Code without the consent of the Participant; and

(k) solely to the extent permitted by applicable law, to determine whether, to what extent and under what circumstances to provide loans (which may be on a recourse basis and shall bear interest at the rate the Committee shall provide) to Participants in order to exercise Options under the Plan.

3.3 Guidelines. Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall impair the rights of any Participant without the Participant’s consent. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3.

3.4 Minimum Vesting Period. Notwithstanding anything to the contrary in this Plan, each Award Agreement will require that an Award be subject to a minimum vesting period of at least one (1) year commencing from the date of grant. For the purpose of clarity, this Section 3.4 will (i) not prevent the Committee from accelerating the vesting of any Award in accordance with any of the provisions set forth in this Plan, (ii) not be applicable in the case of Awards granted to Participants who ultimately incur a termination of employment or services with the Company due to death or Disability, and (iii) not apply to a maximum of five percent (5%) of the Share Reserve.

3.5 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.6 Designation of Consultants/Liability.

(a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee.

(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to sub-section (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

3.7 Repricing. Except as permitted pursuant to Section 4.2 herein, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel, convert, exchange, replace, re-grant, buyout, substitute or surrender outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.

ARTICLE IV

SHARE LIMITATION

4.1 Shares. The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan (subject to adjustment pursuant to Section 4.2) shall not exceed the sum of (i) 2,500,000 shares, and (ii) any shares underlying outstanding awards as of the Effective Date under the Company’s Amended and Restated 2005 Long-Term Equity Incentive Plan (the “Prior Plan”) which, following the Effective Date, expire, are terminated or are cash-settled or canceled for any reason without having been exercised or settled in full, but not to exceed 1,161,833 shares (collectively, the “Share Reserve”), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be equal to the Share Reserve. With respect to Stock Appreciation Rights settled in Common Stock, upon settlement, only the number of shares of Common Stock delivered to a Participant (based on the difference between the Fair Market Value of the shares of Common Stock subject to such Stock Appreciation Right on the date such Stock Appreciation Right is exercised and the exercise price of each Stock Appreciation Right on the date such Stock Appreciation Right was awarded) shall count against the aggregate and individual share limitations set forth under this Section 4.1. If any Option, Stock Appreciation Right or Other Stock-Based Awards granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Award shall again be available for the purpose of Awards under the Plan. If any shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock awarded under the Plan to a Participant are forfeited for any reason, the number of forfeited shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock shall again be available for purposes of Awards under the Plan. If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under the Plan. Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations. The maximum number of shares of Common Stock subject to any Award of Stock Options, or Stock Appreciation Rights which may be granted under the Plan during any fiscal year of the Company to any Participant shall be 1,000,000 shares (which shall be subject to adjustment pursuant to Section 4.2). Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-Employee Director during any single fiscal year (excluding Awards made at the election of the Director in lieu of all or a portion of annual and committee cash retainers pursuant to Section 6.3) shall not exceed $300,000. Notwithstanding the foregoing, any shares of Common Stock previously authorized but not subject to an award under the Prior Plan as of the Effective Date shall no longer be available for issuance under either the Prior Plan or the Plan.

4.2 Changes.

(a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the

Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

(b) Subject to the provisions of Section 11.1:

(i) If the Company at any time subdivides (by any split, recapitalization or otherwise) the outstanding Common Stock into a greater number of shares of Common Stock, or combines (by reverse split, combination or otherwise) its outstanding Common Stock into a lesser number of shares of Common Stock, then the respective exercise prices for outstanding Awards that provide for a Participant elected exercise and the number of shares of Common Stock covered by outstanding Awards shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(ii) Excepting transactions covered by Section 4.2(b)(i), if the Company effects any merger, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all the Company’s assets or business, or other corporate transaction or event in such a manner that the Company’s outstanding shares of Common Stock are converted into the right to receive (or the holders of Common Stock are entitled to receive in exchange therefor), either immediately or upon liquidation of the Company, securities or other property of the Company or other entity (each, a “Reorganization”), then, subject to the provisions of Section 11.1, (A) the aggregate number or kind of securities that thereafter may be issued under the Plan, (B) the number or kind of securities or other property (including cash) to be issued pursuant to Awards granted under the Plan (including as a result of the assumption of the Plan and the obligations hereunder by a successor entity, as applicable), or (C) the purchase price thereof, shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iii) If there shall occur any change in the capital structure of the Company other than those covered by Section 4.2(b)(i) or 4.2(b)(ii), including by reason of any extraordinary dividend (whether cash or equity), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of equity securities of the Company, then the Committee shall adjust any Award and make such other adjustments to the Plan to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iv) Any such adjustment determined by the Committee pursuant to this Section 4.2(b) shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Any adjustment to, or assumption or substitution of, an Award under this Section 4.2(b) shall be intended to comply with the requirements of Section 409A of the Code and Treasury Regulation §1.424-1 (and any amendments thereto), to the extent applicable. Except as expressly provided in this Section 4.2 or in the applicable Award Agreement, a Participant shall have no additional rights under the Plan by reason of any transaction or event described in this Section 4.2.

4.3 Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V

ELIGIBILITY

5.1 General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion. The Committee shall have full discretion to treat different Participants under the Plan differently in any circumstance, and will not be required to treat all Participants in a uniform manner.

5.2 Incentive Stock Options. Notwithstanding the foregoing, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.3 General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director, respectively.

ARTICLE VI

STOCK OPTIONS

6.1 Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan. Each Stock Option granted under the Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.

6.2 Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.

6.3 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.

6.4 Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock on the date of grant.

(b) Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

(c) Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 6.4 (but subject to Section 3.4 hereof), Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after the time of grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 6.4(c), to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, with the consent of the Committee, having the Company withhold shares of Common Stock issuable upon exercise of the Stock Option, or by payment in full or in part in the form of Common Stock owned by the Participant, based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e) Non-Transferability of Options. No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is

Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award Agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award Agreement.

(f) Termination by Death or Disability. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or in the case of the Participant’s death, by the legal representative of the Participant’s estate) at any time within a period of one (1) year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that, in the event of a Participant’s Termination by reason of Disability, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.

(g) Involuntary Termination Without Cause. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by involuntary termination by the Company without Cause, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of thirty (30) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(h) Voluntary Resignation. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is voluntary (other than a voluntary termination described in Section 6.4(i)(y) hereof), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of thirty (30) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(i) Termination for Cause. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination (x) is for Cause or (y) is a voluntary Termination (as provided in Section 6.4(h)) after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(j) Unvested Stock Options. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(k) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(l) Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding Stock Options granted under the Plan (provided that the rights of a Participant are not reduced without such Participant’s consent and provided further that such action does not subject the Stock Options to Section 409A of the Code without the consent of the Participant), and (ii) accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

(m) Deferred Delivery of Common Stock. The Committee may in its discretion permit Participants to defer delivery of Common Stock acquired pursuant to a Participant’s exercise of an Option in accordance with the terms and conditions established by the Committee in the applicable Award Agreement, which shall be intended to comply with the requirements of Section 409A of the Code.

(n) Early Exercise. The Committee may provide that a Stock Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option, provided that such shares underlying the Stock Options have a Fair Market Value greater than the exercise price associated with such Stock Options, and such shares shall be subject to the provisions of Article VIII and be treated as Restricted Stock. Unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(o) Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Non-Qualified Stock Option on a cashless basis on the last day of the term of such Option if the Participant has failed to exercise the Non-Qualified Stock Option as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Non-Qualified Stock Option exceeds the exercise price of such Non-Qualified Stock Option on the date of expiration of such Option, subject to Section 14.4. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 Tandem Stock Appreciation Rights. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under the Plan (“Tandem Stock Appreciation Rights”). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option. The term of each Tandem Stock Appreciation Right shall be fixed by the Committee, provided that no Tandem Stock Appreciation Right shall be exercisable more than 10 years after the date the Tandem Stock Appreciation Right is granted

7.2 Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.

(b) Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until, and then only to the extent that the exercise or termination of the Reference Stock Option causes, the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(c) Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.4(c).

(d) Method of Exercise. A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent that the related Tandem Stock Appreciation Rights have been exercised.

(e) Payment. Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement multiplied by the number of shares of Common Stock in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(f) Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.

(g) Non-Transferability. Tandem Stock Appreciation Rights shall be Transferable only when and to the extent that the underlying Stock Option would be Transferable under Section 6.4(e) of the Plan.

7.3 Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under the Plan.

7.4 Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Non-Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.

(b) Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted.

(c) Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 7.4, Non-Tandem Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 7.4(c), Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award Agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(e) Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date that the right is exercised over the Fair Market Value of one share of Common Stock on the date that the right was awarded to the Participant.

(f) Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the provisions of the applicable Award Agreement and the Plan, upon a Participant’s Termination for any reason, Non-Tandem Stock Appreciation Rights will remain exercisable following a Participant’s Termination on the same basis as Stock Options would be exercisable following a Participant’s Termination in accordance with the provisions of Sections 6.4(f) through 6.4(j).

(g) Non-Transferability. No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

7.5 Limited Stock Appreciation Rights. The Committee may, in its sole discretion, grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a Limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award Agreement, the Participant shall receive in cash and/or Common Stock, as determined by the Committee, an amount equal to the amount (i) set forth in Section 7.2(e) with respect to Tandem Stock Appreciation Rights, or (ii) set forth in Section 7.4(e) with respect to Non-Tandem Stock Appreciation Rights.

7.6 Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Stock Appreciation Right on a cashless basis on the last day of the term of such Stock Appreciation Right if the Participant has failed to exercise the Stock Appreciation Right as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Stock Appreciation Right exceeds the exercise price of such Stock Appreciation Right on the date of expiration of such Stock Appreciation Right, subject to Section 14.4. Stock Appreciation Rights may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VIII

RESTRICTED STOCK

8.1 Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards, subject, however, to Section 3.4 hereof.

The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the performance goals) or such other factor as the Committee may determine in its sole discretion.

8.2 Awards and Certificates. Eligible Individuals selected to receive Restricted Stock shall not have any right with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a) Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b) Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing a Restricted Stock agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c) Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Ruth’s Hospitality Group, Inc. (the “Company”) 2018 Omnibus Incentive Plan (the “Plan”) and an Agreement entered into between the registered owner and the Company dated                     . Copies of such Plan and Agreement are on file at the principal office of the Company.”

(d) Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares subject to the Restricted Stock Award in the event that such Award is forfeited in whole or part.

8.3 Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a) Restriction Period. The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Restricted Stock Award Agreement and such agreement shall set forth a vesting schedule and any event that would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, attainment of performance goals and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any Restricted Stock Award.

(b) If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of performance goals, the Committee shall establish the objective performance goals and the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances or as otherwise determined by the Committee.

(c) Rights as a Stockholder. Except as provided in Section 8.3(a) and this Section 8.3(c) or as otherwise determined by the Committee in an Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company, including, without limitation, the right to receive dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. The Committee may, in its sole discretion, determine at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

(d) Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

(e) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

ARTICLE IX

PERFORMANCE AWARDS

9.1 Performance Awards. The Committee may grant a Performance Award to a Participant payable upon the attainment of specified performance goals. If the Performance Award is payable in shares of Restricted Stock, such shares shall be transferable to the Participant only upon attainment of the relevant performance goal in accordance with Article VIII. If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant performance goals either in cash or in shares of Restricted Stock (based on the then current Fair Market Value of such shares), as determined by the Committee, in its sole and absolute discretion. Each Performance Award shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve.

9.2 Terms and Conditions. Performance Awards awarded pursuant to this Article IX shall be subject to the following terms and conditions:

(a) Earning of Performance Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the performance goals established pursuant to Section 9.1 are achieved and the percentage of each Performance Award that has been earned.

(b) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be Transferred during the Performance Period.

(c) Dividends. Unless otherwise determined by the Committee at the time of grant, amounts equal to dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Award will not be paid to the Participant.

(d) Payment. Following the Committee’s determination in accordance with Section 9.2(a), the Company shall settle Performance Awards, in such form (including, without limitation, in shares of Common Stock or in cash) as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards.

(e) Termination. Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a given Performance Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

(f) Accelerated Vesting. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Award.

ARTICLE X

OTHER STOCK-BASED AND CASH-BASED AWARDS

10.1 Other Stock-Based Awards. Subject to Section 3.4, the Committee is authorized to grant to Eligible Individuals Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, restricted stock units, and Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified performance goals as the Committee may determine, in its sole discretion.

10.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:

(a) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, shares of Common Stock subject to Awards made under this Article X may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award Agreement and the Plan, the recipient of an Award under this Article X shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents in respect of the number of shares of Common Stock covered by the Award.

(c) Vesting. Subject to Section 3.4, any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion, but subject to Section 3.4 hereof.

(d) Price. Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration. Common Stock purchased pursuant to a purchase right awarded under this Article X shall be priced, as determined by the Committee in its sole discretion.

10.3 Other Cash-Based Awards. The Committee may from time to time grant Other Cash-Based Awards to Eligible Individuals in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion. The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

ARTICLE XI

CHANGE IN CONTROL PROVISIONS

11.1 Benefits. In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an Award Agreement, a Participant’s unvested Awards shall not vest automatically and a Participant’s Awards shall be treated in accordance with one or more of the following methods as determined by the Committee:

(a) Awards, whether or not then vested, shall be continued, assumed, or have new rights substituted therefor, as determined by the Committee in a manner consistent with the requirements of Section 409A of the Code, and restrictions to which shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that the Committee may decide to award additional Restricted Stock or other Awards in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto).

(b) The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess (if any) of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes hereof, “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company.

(c) The Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options, Stock Appreciation Rights, or any Other Stock-Based Award that provides for a Participant elected exercise, effective as of the date of the Change in Control, by delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such Participant shall have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such exercise shall be contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

(d) Notwithstanding any other provision herein to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

(e) Notwithstanding the foregoing, any escrow, holdback, earnout or similar provisions in the definitive documents relating to such Change in Control may apply to any payment to Participants to the same extent and in the same manner as such provisions apply to the holders of Common Stock. In addition, Participants will be required to execute any definitive transaction documents in connection with any Change in Control at the request of the Company or its Subsidiaries or Affiliates, or any of their collective successors.

11.2 Change in Control. Unless otherwise determined by the Committee in the applicable Award Agreement, any employment agreement with the Company (if applicable), or other written agreement with a Participant approved by the Committee, a “Change in Control” shall be deemed to occur upon:

(a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or its affiliates, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section 11.2 or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, ceasing for any reason to constitute at least a majority of the Board;

(c) consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in Section 11.2(a)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or

(d) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

ARTICLE XII

TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, that without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Section 4.2); (ii) change the classification of individuals eligible to receive Awards under the Plan; (iii) decrease the minimum option price of any Stock Option or Stock Appreciation Right; (iv) extend the maximum option period under Section 6.4; (v) award any Stock Option or Stock Appreciation Right in replacement of a canceled Stock Option or Stock Appreciation Right with a higher exercise price than the replacement award; or (vi) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 422 of the Code. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Award, or to make any other amendment that would require stockholder approval under Financial Industry Regulatory Authority (FINRA) rules and regulations or the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award Agreement at any time without a Participant’s consent to comply with applicable law including Section 409A of the Code. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.

ARTICLE XIII

UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

ARTICLE XIV

GENERAL PROVISIONS

14.1 Legend. The Committee may require each person receiving shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.2 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

14.3 No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other Employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy or directorship at any time.

14.4 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any minimum statutorily required withholding obligation with regard to any Participant may be satisfied, unless otherwise prohibited by the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned, provided, however, that, at the Participant’s discretion (unless otherwise prohibited by the Committee), the number of shares of Common Stock otherwise deliverable to the Participant may be further reduced in an amount up to the maximum individual tax rate in the Participant’s particular jurisdiction, and only if the Company has a statutory obligation to withhold taxes on the Participant’s behalf, in such case only if such reduction would not result in adverse financial accounting treatment, as determined by the Company (and in particular in connection with the effectiveness of the amendments to FASB Accounting Standards Codification Topic 718, Compensation – Stock Compensation, as amended by FASB Accounting Standards Update No. 2016-09, Improvements to Employee Share-Based Payment Accounting). Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

14.5 No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

14.6 Listing and Other Conditions.

(a) Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 14.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d) A Participant shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

14.7 Stockholders Agreement and Other Requirements. Notwithstanding anything herein to the contrary, as a condition to the receipt of shares of Common Stock pursuant to an Award under the Plan, to the extent required by the Committee, the Participant shall execute and deliver a stockholder’s agreement or such other documentation that shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise or purchase, and such other terms as the Board or Committee shall from time to time establish. Such stockholder’s agreement or other documentation shall apply to the Common Stock acquired under the Plan and covered by such stockholder’s agreement or other documentation. The Company may require, as a condition of exercise, the Participant to become a party to any other existing stockholder agreement (or other agreement).

14.8 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

14.9 Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

14.10 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

14.11 Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

14.12 Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to Awards hereunder.

14.13 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

14.14 Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

14.15 Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

14.16 Section 409A of the Code. The Plan is intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

14.17 Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

14.18 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

14.19 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

14.20 Lock-Up Agreement. As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-Up Period”). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock-Up Period.

14.21 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

14.22 Company Recoupment of Awards. A Participant’s rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

ARTICLE XV

EFFECTIVE DATE OF PLAN

The Plan shall become effective on March 28, 2018, which is the date of its adoption by the Board, subject to the approval of the Plan by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware.

ARTICLE XVI

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date that the Plan is adopted or the date of stockholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date.

ARTICLE XVII

NAME OF PLAN

The Plan shall be known as the “Ruth’s Hospitality Group, Inc. 2018 Omnibus Incentive Plan.”

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:            ☒

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR all nominees in proposal 1 and FOR proposals 2, 3 and 4.
1.	Election of Directors
	Nominees	For	Against	Abstain
1a.	Michael P. O’Donnell	☐	☐	☐			For	Against	Abstain
1b.	Robin P. Selati	☐	☐	☐	2.	Approval of the advisory resolution on the compensation of the Company’s named executive officers.	☐	☐	☐
1c.	Giannella Alvarez	☐	☐	☐
1d.	Mary L. Baglivo	☐	☐	☐	3.	Approval of the Company’s 2018 Omnibus Incentive Plan.	☐	☐	☐
1e.	Carla R. Cooper	☐	☐	☐	4.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2018.	☐	☐	☐
1f.	Stephen M. King	☐	☐	☐
					NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.
For address change/comments, mark here. (see reverse for instructions)				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary,

please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

		JOB #			SHARES CUSIP #
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date	SEQUENCE #

0000372471_1    R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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RUTH’S HOSPITALITY GROUP, INC. PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS MAY 15, 2018

The undersigned, having received the Notice of Annual Meeting of Stockholders and Proxy Statement, appoints Michael P. O’Donnell and Arne G. Haak, and each or any of them, as proxies, with full power of substitution and resubstitution, to represent the undersigned and to vote all shares of stock of Ruth’s Hospitality Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 15, 2018, beginning at 1:00 P.M. local time, at Ruth’s Chris Steak House, 610 North Orlando Avenue Highway 17-92, Winter Park, Florida 32789 and any and all adjournments or postponements thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS NAMED IN THIS PROXY.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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